Exhibit 10.4

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
as Servicer and as Lender,

MERCEDES-BENZ VEHICLE TRUST,
as Titling Trust,

and

COLLATERAL TITLE CO.,
 as Collateral Agent

2024-B SERVICING SUPPLEMENT

Dated as of September 1, 2024

TABLE OF CONTENTS

		Page
	ARTICLE ONE

	USAGE AND DEFINITIONS

Section 1.01.	Capitalized Terms; Rules of Usage.	1

	ARTICLE TWO

	DESIGNATION

Section 2.01.	Designation	2

	ARTICLE THREE

	THE SERVICER

Section 3.01.	Appointment of Servicer.	3
Section 3.02.	Servicer Representations and Warranties.	3
Section 3.03.	2024-B Lease and 2024-B Vehicle Representations and Warranties	4
Section 3.04.	Liability of the Servicer; Indemnities.	4
Section 3.05.	Purchase Upon Breach.	5
Section 3.06.	Collection of Payments	6
Section 3.07.	Servicer May Own 2024-B Exchange Note and 2024-B ABS Notes	6
Section 3.08.	Fees and Expenses.	6
Section 3.09.	Termination	7
Section 3.10.	Asset Representations Review	7
Section 3.11.	Dispute Resolution	8

	ARTICLE FOUR

	ACCOUNTS, COLLECTIONS AND APPLICATION OF FUNDS

Section 4.01.	2024-B Bank Accounts.	11
Section 4.02.	Remittances.	12

	ARTICLE FIVE

	TERMINATION

Section 5.01.	Optional Termination.	13

i

EXHIBITS

ii

This 2024-B SERVICING SUPPLEMENT, dated as of September 1, 2024 (as amended, restated, supplemented or otherwise modified from time to time, this “2024-B Servicing Supplement”), is among MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), as servicer with respect to the 2024-B Reference Pool referred to herein (in such capacity, the “Servicer”) and as lender under the Collateral Agency Agreement referred to herein (in such capacity, the “Lender”), MERCEDES-BENZ VEHICLE TRUST, a Delaware statutory trust (the “Titling Trust”), and COLLATERAL TITLE CO., a Delaware corporation, as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, pursuant to a Trust Agreement, dated as of March 15, 2022, between BNY Mellon Trust of Delaware (“BNYM”), as trustee (in such capacity, the “Titling Trustee”), and  Mercedes-Benz Trust Holdings LLC, a Delaware limited liability company, as initial beneficiary (the “Initial Beneficiary”), as amended and restated by the Amended and Restated Trust Agreement, dated as of January 31, 2023 (as so amended and restated, the “Titling Trust Agreement”) among MBFS USA, as titling trust administrator, the Initial Beneficiary and the Titling Trustee, the Titling Trust was created to hold title to leases, vehicles and certain related assets (the “Titling Trust Assets”);

WHEREAS, the Lender, the Servicer, the Titling Trust  and the Collateral Agent are parties to a Second Amended and Restated Servicing Agreement, dated as of May 1, 2023 (the “Basic Servicing Agreement”), which provides, for, among other things, the servicing of the Titling Trust Assets by the Servicer;

WHEREAS, the Lender, the Servicer, the Titling Trust, the Collateral Agent and U.S. Bank Trust National Association have entered into a Second Amended and Restated Collateral Agency Agreement, dated as of May 1, 2023 (the “Basic Collateral Agency Agreement”), pursuant to which MBFS USA will make advances to the Titling Trust from time to time to acquire Titling Trust Assets;

WHEREAS, pursuant to the Basic Collateral Agency Agreement and an Exchange Note Supplement, dated as of September 1, 2024 (the “2024-B Exchange Note Supplement”), among the parties to the Basic Collateral Agency Agreement and U.S. Bank Trust Company, National Association (“U.S. Bank Trust Co.”), as Indenture Trustee, the Lender will assign its interest in a portion of its outstanding advances to be evidenced by an exchange note (the “2024-B Exchange Note”), payments in respect of which shall be made from collections in respect of a pool of specified Titling Trust Assets (the “2024-B Reference Pool”);

WHEREAS, the Lender, on the date hereof, has sold the 2024-B Exchange Note to Mercedes-Benz Trust Leasing LLC (the “Transferor”) pursuant to a First-Tier Sale Agreement, dated as of September 1, 2024 (the “First-Tier Sale Agreement”);

WHEREAS, Mercedes-Benz Trust Leasing LLC, on the date hereof, has sold the 2024-B Exchange Note to Mercedes-Benz Auto Lease Trust 2024-B pursuant to a Second-Tier Sale Agreement, dated as of September 1, 2024 (the “Second-Tier Sale Agreement”);

WHEREAS, in connection with the issuance of the 2024-B Exchange Note, the parties to the Basic Servicing Agreement will enter into a supplement to the Basic Servicing Agreement to forth the specific rights and duties of the Servicer and the other agreements and undertakings with respect to the administration and servicing of the 2024-B Reference Pool; and

WHEREAS, the parties hereto wish to enter into this 2024-B Servicing Supplement to set forth the additional duties required of the Servicer with respect to the 2024-B Reference Pool and the 2024-B Exchange Note.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

USAGE AND DEFINITIONS

Section 1.01.  Capitalized Terms; Rules of Usage.

(a)          Capitalized terms used in this 2024-B Servicing Supplement that are not otherwise defined shall have the meanings ascribed thereto in Appendix 1 hereto or, if not defined therein, in Appendix A to the Basic Collateral Agency Agreement, which Appendices are hereby incorporated into and made a part of this Agreement.  Appendix 1 also contains rules as to usage applicable to this 2024-B Servicing Supplement.

(b)          Except as otherwise indicated by the context, all references herein to (i) “Leases” shall be to Collateral Leases and (ii) “Vehicles” shall be to Collateral Vehicles.

ARTICLE TWO

DESIGNATION

Section 2.01.  Designation.  The parties designate the Collateral Assets listed on Exhibit A to be known as the “2024-B Reference Pool” and each Lease and Vehicle included therein to be known as a “2024-B Lease” and a “2024-B Vehicle,” respectively.

ARTICLE THREE

THE SERVICER

Section 3.01.  Appointment of Servicer.

(a)          Each party acknowledges and agrees that MBFS USA, as Servicer under the Basic Servicing Agreement, will also act as Servicer under this 2024-B Servicing Supplement with respect to the 2024-B Reference Pool and the 2024-B Exchange Note and MBFS USA will also act as agent and custodian of the Titling Trust in the management and control of the 2024-B Leases and 2024-B Vehicles included in the 2024-B Reference Pool and for all other purposes set forth in the 2024-B Servicing Agreement, in each case, for the benefit of each holder and pledgee of the 2024-B Exchange Note.  MBFS USA hereby accepts such appointments.

(b)          The Servicer may delegate its duties and obligations as Servicer in accordance with Section 3.05 of the Basic Servicing Agreement.

(c)          The Servicer shall account for the 2024-B Leases and 2024-B Vehicles allocated to the 2024-B Reference Pool separately from any other Reference Pool and the Revolving Facility Pool.  The 2024-B Leases, the Certificates of Title relating to the 2024-B Vehicles, the insurance policies and insurance records and other documents related to the 2024-B Leases and 2024-B Vehicles will not be physically segregated from other Leases, Certificates of Title, insurance policies and insurance records or other documents related to other Leases and Vehicles owned or serviced by the Servicer, including Leases and Vehicles which are not part of the 2024-B Reference Pool.  The accounting records and computer systems of MBFS USA will reflect the allocation of the 2024-B Leases and 2024-B Vehicles to the 2024-B Reference Pool.  The Servicer may appoint one or more agents to act as subcustodians of certain items relating to the 2024-B Leases, the Certificates of Title relating to the 2024-B Vehicles, the insurance policies and insurance records and other documents related to the 2024-B Leases and 2024-B Vehicles; provided, however, that the Servicer shall remain solely responsible for their safekeeping.

Section 3.02.  Servicer Representations and Warranties.

(a)          The Servicer has made the representations and warranties set forth in Section 3.02 of the Basic Servicing Agreement on which the Lender, the Titling Trust and the Collateral Agent have relied, and the 2024-B Exchange Noteholder, in acquiring the 2024-B Exchange Note, will rely.  Such representations and warranties are remade as of the 2024-B Exchange Note Issuance Date and will survive the sale, transfer, assignment and conveyance of the 2024-B Exchange Note to the 2024-B Exchange Noteholder, the Transferor and the Issuer and the pledge of the 2024-B Exchange Note to the Indenture Trustee pursuant to the Indenture.

(b)          As of the 2024-B Exchange Note Issuance Date, the Servicer is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which it is bound, which default would have a material adverse effect on its ability to perform its obligations under this Agreement.

(c)          As of the 2024-B Exchange Note Issuance Date, no consent, approval, authorization or order of any Governmental Authority is required under federal or State law for the execution, delivery and performance by the Servicer of, or compliance by it with, this Agreement or the consummation of the transactions contemplated hereby, or if required has been obtained or can be obtained prior to the execution of this Agreement.

(d)          To the knowledge of the Servicer, no selection procedures believed to be adverse to the 2024-B Exchange Noteholder have been utilized in selecting the 2024-B Leases and 2024-B Vehicles included in the 2024-B Reference Pool from other Leases and Vehicles that meet the criteria specified in Exhibit B hereto.

(e)          To the knowledge of the Servicer, all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Titling Trust in connection with (i) the execution, delivery and performance by the Titling Trust of each 2024-B Lease and (ii) the acquisition by the Titling Trust of such 2024-B Lease and the related 2024-B Vehicle, were duly obtained, effected or given and were in full force and effect as of such date of creation or acquisition and remained in full force and effect as of the 2024-B Closing Date.

Section 3.03.  2024-B Lease and 2024-B Vehicle Representations and Warranties.  The Servicer makes the representations and warranties set forth in Exhibit B with respect to the 2024-B Leases and the 2024-B Vehicles, on which the 2024-B Exchange Noteholder, the Transferor and the Issuer (on behalf of the Noteholders) are relying in acquiring the 2024-B Exchange Note.  Such representations and warranties are effective as of the 2024-B Cutoff Date (unless otherwise specified) and will survive the sale, transfer, assignment and conveyance of the 2024-B Exchange Note to the 2024-B Exchange Noteholder, the Transferor and the Issuer and the pledge of the 2024-B Exchange Note to the Indenture Trustee pursuant to the Indenture.

Section 3.04.  Liability of the Servicer; Indemnities.

(a)          The Servicer will indemnify, defend and hold harmless the Covered Parties and the Holder of the Mercedes-Benz Retail Specified Interest Certificate (each, with respect to this subsection, an “Indemnified Person”) in accordance with Section 3.03(b) of the Basic Servicing Agreement, as well as from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of the Servicer’s willful misconduct, negligence or bad faith or resulting from the use, ownership or operation by the Servicer or any of its Affiliates of a 2024-B Vehicle.

(b)          The Servicer will indemnify, defend and hold harmless the Titling Trust, the Collateral Agent, the Securities Intermediary, the Administrative Agent, the Trustees and their respective officers, directors, employees and agents (each, with respect to this subsection, an “Indemnified Person”) from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of, or incurred in connection with, the acceptance of or performance by the Servicer of the trusts and duties contained in this 2024-B Servicing Supplement, except to the extent that any such cost, expense, loss, damage, claim or liability (i) is due to the willful misconduct, negligence or bad faith of the Indemnified Person or (ii) in the case of either Trustee, arises from such Trustee’s breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as the case may be (including any and all costs, expenses, losses, damages, claims and liabilities arising in connection with any legal action by the Indenture Trustee or the Securities Intermediary to enforce remedies against the Servicer, including its indemnification obligations, under this Agreement).

(c)          In addition to the Indemnified Parties included in the Basic Servicing Agreement, the Servicer will treat the Issuer and each Trustee as “Indemnified Persons” pursuant to Sections 3.03(d), (e), (f) and (g) of the Basic Servicing Agreement.

(d)          The provisions of this Section 3.04 shall survive the termination of this 2024-B Servicing Supplement.

Section 3.05.  Purchase Upon Breach.

(a)          Deposit of Repurchase Payments.

(i)          If an Authorized Officer of the Servicer has actual knowledge, or receives notice from the 2024-B Exchange Noteholder, a Noteholder, a Note Owner or the Indenture Trustee of a breach of (A) a representation or warranty set forth in Section 3.03, (B) the agreements set forth in Section 3.06 or (C) the covenants set forth in Sections 4.02(a) or 6.08 of the Basic Servicing Agreement and such breach materially and adversely affects the interest of the Issuer in the related 2024-B Lease or 2024-B Vehicle and such breach has not been cured in all material respects on or before the last day of the Collection Period which includes the 30th day after the date on which the Servicer obtained actual knowledge of, or received written notice of, such breach, the Servicer shall deposit into the 2024-B Exchange Note Collection Account an amount equal to the related Repurchase Payment with respect to such 2024-B Lease and related 2024-B Vehicle.

(ii)          The Servicer shall deposit into the 2024-B Exchange Note Collection Account an amount equal to the related Repurchase Payment if the Servicer determines, in its sole discretion, that, as a result of a computer systems error or computer systems limitation or for any other reason, the Servicer is unable to service a 2024-B Lease and 2024-B Vehicle in accordance with the terms of the 2024-B Servicing Agreement.

(iii)          So long as MBFS USA remains the Servicer, the Servicer will deposit into the 2024-B Exchange Note Collection Account an amount equal to the Repurchase Payment with respect to any 2024-B Lease if the Servicer is notified that the garaging location of the related 2024-B Vehicle has changed and, as a result of such change, such 2024-B Vehicle is no longer garaged in an Eligible State and such state does not become an Eligible State within 90 days of the Servicer becoming aware of such change.

(iv)          The Servicer will deposit the Repurchase Payment with respect to any 2024-B Lease and related 2024-B Vehicle that the Servicer is removing from the 2024-B Reference Pool in accordance with Section 3.05(a) into the 2024-B Exchange Note Collection Account on the Deposit Date immediately following the last day of the Collection Period which includes the 30th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach or failure; provided that, for the avoidance of doubt, with respect to 3.05(a)(iii), the Servicer will be deemed to have become aware of or have received written notice of such breach or failure at the end of the 90 day period set forth therein.

(b)          Purchase Constitutes Sole Remedy for Breach.  The sole remedy of the Collateral Agent, the 2024-B Exchange Noteholder, the Indenture Trustee and the Holders of the 2024-B ABS Notes with respect to (i) a breach of the representations and warranties contained in Section 3.03 or (ii) any of the events described in Section 3.05(a)(i)(B), (a)(ii) or (a)(iii) is to cause the related Repurchase Payment to be paid as provided in Section 3.05(a)(iv).

(c)          Reallocation of Purchased 2024-B Leases and 2024-B Vehicles.  Upon the deposit of the Repurchase Payment for any 2024-B Lease and 2024-B Vehicle pursuant to Section 3.05(a), such 2024-B Lease and 2024-B Vehicle will be reallocated to the Revolving Facility Pool at the direction of the Servicer and will no longer be included in the 2024-B Reference Pool.

Section 3.06.  Collection of Payments.  The Servicer may grant extensions, waivers, rebates, modifications or adjustments with respect to any 2024-B Lease, except that if, after the 2024-B Cutoff Date, the Servicer grants an extension with respect to any 2024-B Lease which extends its related Maturity Date to a date later than the Payment Date occurring six months prior to the Final Scheduled Payment Date of the Class A-4 Notes, the Servicer shall deposit into the 2024-B Exchange Note Collection Account an amount equal to the related Repurchase Payment and will reallocate such 2024-B Lease and the related 2024-B Vehicle to the Revolving Facility Pool in accordance with Section 3.05 except, in either case, to the extent that any such extension is required by Applicable Law.

Section 3.07.  Servicer May Own 2024-B Exchange Note and 2024-B ABS Notes.  The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of the 2024-B Exchange Note and/or the 2024-B ABS Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise provided in the 2024-B Servicing Agreement, the Collateral Agency Agreement and the Indenture.  Except as otherwise set forth in the 2024-B Basic Documents, 2024-B ABS Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the Basic Servicing Agreement and this 2024-B Servicing Supplement.

Section 3.08.  Fees and Expenses.

(a)          2024-B Reference Pool Servicing Fee.  The 2024-B Reference Pool Servicing Fee will be payable solely from, and the right of the Servicer to receive the 2024-B Reference Pool Servicing Fee will be limited in recourse to, the 2024-B Available Funds and other amounts applied to the payment of such fee pursuant to the 2024-B Exchange Note Supplement or the Indenture.

(b)          Investment Earnings.  Notwithstanding the provisions of Section 5.03(b) of the Basic Servicing Agreement, investment earnings on funds on deposit in the 2024-B Bank Accounts shall constitute 2024-B Available Collections and, on or before each Payment Date, the Indenture Trustee shall deposit such investment earnings, net of any applicable investment losses and expenses, into the 2024-B Exchange Note Collection Account.

Section 3.09.  Termination.  This 2024-B Servicing Supplement will be terminated in the event that the Basic Servicing Agreement is terminated in accordance therewith and may also be terminated at the option of the Servicer or the Titling Trust at any time following the payment in full of the 2024-B Exchange Note; provided, that the rights and obligations of the parties under Section 3.04 will survive any such termination.

Section 3.10.  Asset Representations Review

(a)          If a Delinquency Trigger has occurred with respect to any Collection Period, the Servicer will promptly notify the Indenture Trustee thereof and include in the Monthly Investor Report related to such Collection Period a notice of occurrence of the Delinquency Trigger and of the rights of the Noteholders and Note Owners pursuant to Section 7.02 of the Indenture regarding Review by the Asset Representations Reviewer.  The Indenture Trustee shall not be deemed to have knowledge that any Reallocation Request remained unresolved for 180 days unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Reallocation Request in fact remained unresolved for 180 days or has received written notice evidencing that such Reallocation Request in fact remained unresolved for 180 days.  The Indenture Trustee shall be under no obligation under the Indenture or otherwise to monitor reallocation activity or to independently determine which Reallocation Requests remain unresolved after 180 days.

(b)          Upon receipt of notice from the Indenture Trustee pursuant to Section 7.02(a) of the Indenture regarding the demand by the Noteholders or the Note Owners to initiate a vote on whether a Review shall be conducted by the Asset Representations Reviewer, the Servicer will include in the Monthly Investor Report to be filed with the Form 10-D report for the Collection Period in which such demand was received (i) a statement that Holders of a sufficient percentage of the aggregate Note Balance of the Notes are requesting a full Noteholder vote on whether to direct the Asset Representations Reviewer to conduct a Review and (ii) a description of the applicable voting procedures, including the applicable voting deadline, which shall be no earlier than 150 days after the date of the filing of such Form 10-D report.

(c)          Upon receipt of the Review Notice from the Indenture Trustee pursuant to Section 7.02 of the Indenture, the Servicer shall (i) identify as “Review Assets” within the meaning of the Asset Representations Review Agreement all 2024-B Leases as to which the related Lessee was more than 60 days Delinquent as of the last day of the Collection Period preceding the Collection Period in which the vote of the Noteholders and Note Owners directing the Review took place, (ii) provide to the Asset Representations Reviewer a list of such Review Assets in accordance with Section 3.01 of the Asset Representations Review Agreement, (iii) provide such other reasonable assistance to the Asset Representations Reviewer as it may reasonably request in order to facilitate the Review pursuant to the Asset Representations Review Agreement and (iv) include in the Form 10-D report for the Collection Period in which the Review Notice was received that the necessary percentage of the Noteholders and Note Owners of the Note Balance of Notes voted have agreed to a Review and a Review will be conducted.

(d)          Upon receipt of a copy of the Review Report from the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement, the Servicer will include in the Monthly Investor Report to be filed with the Form 10-D report for the Collection Period in which such Review Report was received a summary of the results of the Review set forth in such Review Report.

(e)          Upon receipt of a copy of the Review Report, the Servicer (i) will review such Review Report and, with respect to any 2024-B Lease and related 2024-B Vehicle as to which the Review Report indicated a Test Fail, make a determination for each Test Fail whether a breach of a representation and warranty that materially and adversely affects the interest of the Issuer in the related 2024-B Lease or 2024-B Vehicle has occurred and (ii) may, or if it determines that such a breach has occurred, shall deposit the related Repurchase Payment with respect to such 2024-B Lease and related 2024-B Vehicle in accordance with Section 3.05.

(f)          If during any Collection Period the Servicer receives notice or has actual knowledge that the Asset Representations Reviewer has resigned or has been removed, replaced or substituted, or if a successor Asset Representations Reviewer has been appointed, the Servicer will include in the Form 10-D report for such Collection Period the date of such event and a general statement of the circumstances surrounding the change.

Section 3.11.  Dispute Resolution.

(a)          Referral to Dispute Resolution.  If any Requesting Party makes a Reallocation Request, and the Reallocation Request has not fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the Servicer’s receipt thereof, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration, or may file a legal action in court of competent jurisdiction.  The Requesting Party must commence the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization, or a court action according with applicable court procedures, in each case within 90 days after the end of the 180-day period.  The Servicer agrees to participate in the dispute resolution method selected by the Requesting Party.  In no event shall the Indenture Trustee be a Requesting Party or pursue dispute resolution unless it is directed to do so by the Noteholders or Note Owners of at least 5% of the Controlling Class, and such Noteholders or Note Owners shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such direction.

(b)          Mediation.  If the Requesting Party selects mediation (including non-binding arbitration) for dispute resolution:

(i)          The mediation will be administered by the ADR Organization using its ADR Rules.  However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section, the procedures in this Section will control.

(ii)          A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules.  The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii)          The mediation will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.

(iv)          Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)          If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Reallocation Request to arbitration under this Section.

(c)          Arbitration.  If the Requesting Party selects binding arbitration for dispute resolution:

(i)          The arbitration will be administered by the ADR Organization using its ADR Rules.  However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section, the procedures in this Section will control.

(ii)          A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules.  The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.  The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration.  Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule.  The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii)          The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party.  Discovery will be scheduled for completion within 60 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions.  The arbitrator may, however, grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary.  Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief.  The evidentiary hearing on the merits will start no later than 90 days after selection of the arbitrator and will proceed for no more than ten Business Days with equal time allocated to each party for the presentation of evidence and cross examination.  The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv)          The arbitrator will make its final determination no later than 120 days after its selection.  The arbitrator will resolve the dispute according to the terms of this Agreement and the other 2024-B Basic Documents, and may not modify or change this Agreement or the other 2024-B Basic Documents in any way.  The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them.  In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expenses of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion.  The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties.  The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v)          By selecting binding arbitration, the Requesting Party waives the right to bring an action in court, including the right to a trial by jury.

(vi)          The Requesting Party may not, and hereby waives any right, to bring a putative or certificated class action or any type of representative action to arbitration.  If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)          Additional Conditions.  For each mediation or arbitration:

(i)          Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Servicer.  Any party or witness may participate by teleconference or video conference.

(ii)          The Servicer and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)          The Servicer shall not be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  The existence and details of any unresolved Reallocation Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding, will be confidential, privileged and inadmissible for any purpose in any mediation, arbitration, litigation or other proceeding.  The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party's attorneys, experts, accountants and other advisors), as reasonably required in connection with the mediation or arbitration proceeding under this Section, except as required by law, regulatory requirement or court order.  If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

(iv)          To the extent the Indenture Trustee is found responsible for any expenses allocated to the Requesting Party in any dispute resolution proceeding, such expenses shall be payable to the Indenture Trustee pursuant to Section 8.03 or Section 5.04 of the Indenture, as applicable, and  if not so paid, then by the Servicer.

ARTICLE FOUR

ACCOUNTS, COLLECTIONS AND APPLICATION OF FUNDS

Section 4.01.  2024-B Bank Accounts.

(a)          Establishment of 2024-B Bank Accounts.  On or before the 2024-B Exchange Note Issuance Date, the Servicer will establish the 2024-B Bank Accounts as three segregated trust accounts, and maintain each as an Eligible Account at the Securities Intermediary on behalf of the Indenture Trustee, to be designated as:

(i)          “U.S. Bank Trust Company, National Association, as Indenture Trustee, as secured party for Mercedes-Benz Auto Lease Trust 2024-B” that will be designated as the “2024-B Exchange Note Collection Account”;

(ii)          “U.S. Bank Trust Company, National Association, as Indenture Trustee, as secured party for Mercedes-Benz Auto Lease Trust 2024-B” that will be designated as the “2024-B Distribution Account”; and

(iii)          “U.S. Bank Trust Company, National Association, as Indenture Trustee, as secured party for Mercedes-Benz Auto Lease Trust 2024-B” that will be designated as the “2024-B Reserve Account.”

Initially, the 2024-B Exchange Note Collection Account will be account number 255348000, the 2024-B Distribution Account will be account number 255348001 and the 2024-B Reserve Account will be account number 255348002.  If, at any time, any of the 2024-B Bank Accounts ceases to be an Eligible Account, the Servicer shall, as soon as commercially practicable but in any event within 60 calendar days, establish and maintain a new Eligible Account for such 2024-B Bank Account and for all cash and investments held in such 2024-B Bank Account.

(b)          Control of the 2024-B Bank Accounts.  Each of the 2024-B Bank Accounts will be under the sole dominion and control of the Indenture Trustee, as secured party for the benefit of the 2024-B Secured Parties, so long as the 2024-B Bank Accounts remain subject to the Lien of the Indenture.  Following the payment in full of (i) the 2024-B ABS Notes and the release of the 2024-B Bank Accounts from the Lien of the Indenture, (A) at the direction of the Servicer, the 2024-B Distribution Account and the 2024-B Reserve Account may be closed and (B) the 2024-B Exchange Note Collection Account will be under the sole dominion and control of the Collateral Agent and (ii) the 2024-B Exchange Note, the 2024-B Exchange Note Collection Account will be under the sole dominion and control of the Borrower and may, at the direction of the Borrower, be closed.  The Servicer may, however, make deposits to or request the Indenture Trustee (or, after the Note Balance of the 2024-B ABS Notes has been reduced to zero and the 2024-B Bank Accounts have been released from the Lien of the Indenture, the Collateral Agent, and following the payment in full of the 2024-B Exchange Note, the Borrower) to make deposits to or withdrawals from the 2024-B Exchange Note Collection Account in accordance with the 2024-B Exchange Note Supplement, the Indenture, the Collateral Agency Agreement and this 2024-B Servicing Supplement.  All monies deposited in the 2024-B Exchange Note Collection Account will be held (i) until the Note Balance of the 2024-B ABS Notes has been reduced to zero, all Issuer Obligations have been paid in full and the 2024-B Bank Accounts have been released from the Lien under the Indenture, by the Indenture Trustee, (ii) until the payment in full of the 2024-B Exchange Note, by the Collateral Agent and (iii) following the payment in full of the 2024-B Exchange Note, by or on behalf of the Borrower, and in each case will be applied only upon the terms and conditions of the 2024-B Basic Documents, as applicable.  The authority of the Servicer to make deposits to the 2024-B Bank Accounts is revocable at any time (i) by the Indenture Trustee until the Note Balance of the 2024-B ABS Notes has been reduced to zero and the 2024-B Bank Accounts have been released from the Lien of the Indenture, (ii) then, by the Collateral Agent until the payment in full of the 2024-B Exchange Note, and (iii) thereafter by the Borrower.

(c)          Agreement with Depository Institution.  The 2024-B Bank Accounts will only be established at a depository institution or trust company that complies with the requirements set forth in Section 5.02(d) of the Basic Servicing Agreement.

Section 4.02.  Remittances.

(a)          For so long as the Monthly Remittance Condition (i) is not met, the Servicer shall remit into the 2024-B Exchange Note Collection Account all 2024-B Collections within two Business Days after receipt and identification and (ii) is met, the Servicer will remit to the 2024-B Exchange Note Collection Account an amount equal to all 2024-B Collections for a Collection Period no later than the related Deposit Date.

(b)          Pending deposit into the 2024-B Exchange Note Collection Account, the Servicer may use such 2024-B Collections at its own risk and for its own benefit and is not required to segregate 2024-B Collections from its own funds.

ARTICLE FIVE

TERMINATION

Section 5.01.  Optional Termination.

(a)          On any Payment Date on which the Outstanding Amount is equal to or less than 5% of the Initial Note Balance, after giving effect to all principal payments on such Payment Date, the Servicer will have the option to purchase the 2024-B Exchange Note in whole but not in part.  To exercise such option, the Servicer will (i) notify the Borrower, the Collateral Agent, the Administrative Agent and the Indenture Trustee of such election not fewer than ten and not more than 30 days prior to the related Payment Date and (ii) deposit in the 2024-B Exchange Note Collection Account an amount equal to the 2024-B Exchange Note Purchase Price.  The 2024-B ABS Notes shall be redeemed in accordance with Section 10.01 of the Indenture.

(b)          Upon purchase of the 2024-B Exchange Note by the Servicer pursuant to this Section and upon redemption of the Notes and the payment of all Issuer Obligations in full, pursuant to Section 4.06 of the Basic Collateral Agency Agreement, the Borrower shall cancel the 2024-B Exchange Note and the 2024-B Leases and 2024-B Vehicles shall be reallocated to the Revolving Facility Pool.

(c)          If in any Collection Period the Servicer reasonably believes that the Outstanding Amount will be less than or equal to 5% of the Initial Note Balance as of the last day of such Collection Period and expects to provide the notice required in Section 5.01(a) and thereafter to purchase the 2024-B Exchange Note, the Servicer agrees to give to the Indenture Trustee notice thereof at least 30 days prior to the Payment Date on which such purchase is expected to be effected; provided that such notice shall not create an obligation on behalf of the Servicer to effect, nor be condition precedent to Servicer’s effecting, such purchase on such Payment Date.

ARTICLE SIX

REPORTS AND NOTICES

Section 6.01.  Monthly Reports.

(a)          On or prior to each Determination Date, the Servicer will deliver to the Lender, the Collateral Agent, the Administrative Agent and the Transferor a Monthly Exchange Note Report for the related Collection Period; provided, that the Servicer may satisfy this obligation by delivering the Monthly Investor Report for the related Collection Period and the Monthly Investor Report also constitutes as the Monthly Exchange Note Report for this 2024-B Servicing Supplement.

(b)          On or prior to each Determination Date, the Servicer will deliver to the Trustees and the Transferor a Monthly Investor Report for the related Collection Period.

(c)          On or prior to the 15th day following each Payment Date, the Servicer will prepare a Form ABS-EE, including an asset data file and asset-related document containing the asset-level information for each 2024-B Lease for the prior Collection Period as required by Item 1A of Form 10-D.

(d)          Upon receipt of notice from the Administrator (on behalf of the Issuer) of the determination of a Benchmark Replacement or the making of any Benchmark Replacement Conforming Changes, the Servicer will include in the next-delivered Monthly Investor Report any information regarding the Unadjusted Benchmark Replacement, the Benchmark Replacement Adjustment and such Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes provided by the Administrator (on behalf of the Issuer) in the Investor Report.

Section 6.02.  Notices and Certificates Under the Basic Servicing Agreement.  Any notice or certificate received by the Servicer or delivered by the Servicer under the Basic Servicing Agreement relating to the 2024-B Reference Pool will be forwarded by the Servicer to the Indenture Trustee within five Business Days of delivery or receipt thereof by the Servicer.

Section 6.03.  Annual Officer’s Certificate.

(a)          The Servicer will deliver to the Rating Agencies, the Transferor and the Trustees on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2024, an Officer’s Certificate signed by a Responsible Officer of the Servicer stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period in the case of the first such Officer’s Certificate) and of the performance of its obligations under this 2024-B Servicing Supplement has been made under such officer's supervision and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this 2024-B Servicing Supplement in all material respects throughout such period or, if there has been a failure in the fulfillment of any such obligation, specifying each such failure known to such officer and the nature and status thereof.

(b)          The Servicer will deliver to the Transferor and the Trustees on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2024, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year (or such shorter period in the case of the first such report) including disclosure of any material instance of non-compliance identified by the Servicer, in the form specified by paragraph (b) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which report shall address each of the Servicing Criteria specified with respect to the Servicer in Exhibit E hereto delivered to the Issuer and the Administrator concurrently with the execution of this Agreement.

(c)          Deliveries pursuant to this Section may be delivered by e-mail. A copy of the documents delivered pursuant to this Section may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.

Section 6.04.  Annual Independent Public Accountants’ Attestation.

(a)          On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2024, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer, the Transferor or their respective Affiliates) to furnish to the Transferor and the Trustees each Attestation Report on assessments of compliance with the Servicing Criteria with respect to the Servicer during the related fiscal year (or such shorter period in the case of the first such Attestation Report) delivered by such accountants in the form specified by paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

(b)          Deliveries pursuant to this Section may be delivered by e-mail.  A copy of the documents delivered pursuant to this Section may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.

Section 6.05.  Statements to Securityholders.  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuer, but not later than the latest date permitted by law, the Servicer shall cause each Trustee to mail to each Person who at any time during such calendar year shall have been a Securityholder, a statement, prepared by the Servicer, containing certain information for such calendar year or, in the event such Person shall have been a Securityholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Securityholder’s preparation of federal income tax returns.  In addition, the Servicer shall furnish to the Trustees for distribution to such Person at such time such other information necessary under Applicable Law for the preparation of such income tax returns.

ARTICLE SEVEN

SERVICER EVENTS OF DEFAULT

Section 7.01.  Servicer Events of Default.

(a)          Notwithstanding Section 8.03 of the Basic Servicing Agreement, only the occurrence and continuation of any of the following events will be an “Exchange Note Servicer Event of Default” with respect to the 2024-B Exchange Note, and the “Exchange Note Servicer Events of Default” set forth in Section 8.03(a) of the Basic Servicing Agreement shall not apply to the 2024-B Exchange Note or to this 2024-B Servicing Supplement:

(i)          any failure by the Servicer to deliver to the Indenture Trustee any proceeds or payment required to be so delivered with respect to the 2024-B Exchange Note under the Basic Servicing Agreement or this 2024-B Servicing Supplement that continues unremedied for ten Business Days after the earlier of the date on which (A) notice of such failure is given to the Servicer by the Indenture Trustee or (B) an Authorized Officer of the Servicer has actual knowledge of such failure;

(ii)          any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the 2024-B Servicing Agreement, which failure materially and adversely affects the rights of holders of interests in the 2024-B Exchange Note, the Noteholders or, in the event that Certificates are sold to unaffiliated third parties, the Certificateholders, and which continues unremedied for 90 days after written notice thereof is given to the Servicer by the Indenture Trustee;

(iii)          any representation, warranty or statement of the Servicer made in the 2024-B Servicing Agreement or any certificate, report or other writing delivered pursuant to the 2024-B Servicing Agreement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the 2024-B Exchange Note, the Noteholders or, in the event that Certificates are sold to unaffiliated third parties, the Certificateholders, and which failure continues unremedied for 90 days after written notice thereof is given to the Servicer by the Indenture Trustee; or

(iv)          the occurrence of an Insolvency Event with respect to the Servicer;

provided, however, that the occurrence of any event set forth in clauses (i) through (iii) with respect to the 2024-B Reference Pool will be an Exchange Note Servicer Event of Default only with respect to the 2024-B Reference Pool and will not be a Servicer Event Default with respect to any other Reference Pool or the Revolving Facility Pool.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i), (ii) or (iii) for a period of 120 days will not constitute an Exchange Note Servicer Event of Default if that failure or delay was caused by Force Majeure.  Upon the occurrence of any such event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Basic Servicing Agreement and this 2024-B Servicing Supplement.

(b)          With respect to actions taken under Section 8.03(c) of the Basic Servicing Agreement after the occurrence of an Exchange Note Servicer Event of Default, any actions to be taken by the 2024-B Exchange Noteholder thereunder shall be exercised by the Indenture Trustee, acting at the written direction of 66 2/3% of the Holders of the Outstanding Amount of the Controlling Class.

(c)          In accordance with Section 8.05 of the Basic Servicing Agreement, after the occurrence of an Exchange Note Servicer Event of Default, the 2024-B Exchange Noteholder (which for purposes of this Section shall be the Indenture Trustee, acting at the written direction of 66 2/3% of the Holders of the Outstanding Amount of the Controlling Class) may waive any such Servicer Event of Default and its consequences.  Upon any such waiver, the applicable Exchange Note Servicer Event of Default will cease to exist, and will be deemed to have been remedied for every purpose of this Agreement.  No such waiver will extend to any subsequent or other event or impair any right consequent thereon.

(d)          On or after the receipt by the Servicer of notice of an Exchange Note Servicer Event of Default, all authority and power of the Servicer under this 2024-B Servicing Supplement, whether with respect to the Notes, the Certificates, the Trust Estate or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed pursuant to the terms of the Basic Servicing Agreement.  If the Indenture Trustee shall become Successor Servicer pursuant to this Section, the Indenture Trustee shall be entitled to appoint as sub-Servicer any one of its Affiliates or agents; provided that the Indenture Trustee in its capacity as Servicer shall be fully liable for the actions or omissions of such Affiliate or agent in such capacity as sub-Servicer.  The outgoing Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the outgoing Servicer under this 2024-B Servicing Supplement, including the transfer to the Indenture Trustee or such Successor Servicer for administration by it of all cash amounts that shall at the time be held by the outgoing Servicer for deposit, or have been deposited by the outgoing Servicer, in the 2024-B Bank Accounts or thereafter received with respect to the 2024-B Leases and 2024-B Vehicles and all information or documents that the Indenture Trustee or such Successor Servicer may require, and the Successor Servicer shall not be liable if it cannot perform due to the failure of the predecessor Servicer to so deliver.  In addition, the Servicer shall transfer its electronic records relating to the 2024-B Leases and 2024-B Vehicles to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request.  All Transition Costs shall be paid by the outgoing Servicer (or by the initial Servicer if the outgoing Servicer is the Indenture Trustee acting on an interim basis) upon presentation of reasonable documentation of such costs and expenses.

(e)          Notwithstanding Section 7.01(d), if the Indenture Trustee shall be unwilling so to act or if it is legally unable so to act, a Successor Servicer shall be appointed in accordance with Section 8.04 of the Basic Servicing Agreement.  Compensation for any Successor Servicer shall not be greater than that payable to MBFS USA as initial Servicer hereunder without the prior consent of the Majority Noteholders of the Controlling Class (or Holders of Certificates representing not less than 51% of the aggregate Certificate Percentage Interests then outstanding if the Notes are no longer Outstanding).  The Indenture Trustee and such successor shall take such action, consistent with this 2024-B Servicing Supplement, as shall be necessary to effectuate any such succession.  The Indenture Trustee shall not be relieved of its duties as Successor Servicer under this Section until a newly appointed Servicer shall have assumed the obligations and duties of the terminated Servicer under this 2024-B Servicing Supplement.  Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder, the amount necessary to induce any Successor Servicer to act as Successor Servicer hereunder, the responsibilities of the Servicer set forth in Sections 3.05 and 3.10, or the obligations with respect to the payment or reimbursement of fees, expenses or other amounts (including indemnities other than those resulting from the actions of the Indenture Trustee as successor Servicer) of the Trustees or the Asset Representations Reviewer, the fees and expenses of the Trustees’ attorneys, or the Asset Representations Reviewer’s attorneys, the fees and expenses of any custodian and the fees and expenses of independent accountants or expenses incurred in connection with distributions and reports to the Noteholders.

ARTICLE EIGHT

MISCELLANEOUS

Section 8.01.  Amendments.

(a)          This 2024-B Servicing Supplement and the Basic Servicing Agreement, as supplemented by this 2024-B Servicing Supplement, may be amended in accordance with Section 10.01 of the Basic Servicing Agreement without the consent of any Securityholder, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to add, change or eliminate any other provision with respect to matters or questions arising under this 2024-B Servicing Supplement that are not inconsistent with the provisions of this 2024-B Servicing Supplement; provided, that (i) the Servicer shall have delivered to the Indenture Trustee an Opinion of Counsel or an Officer’s Certificate of the Issuer to the effect that such action will not materially adversely affect the interests of any Noteholders or (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment.

(b)          Each amendment, supplement or other modification of this 2024-B Servicing Supplement other than those provided for in Section 7.01(a) requires the consent of the Majority Noteholders of the Controlling Class (or if the Notes are no longer Outstanding, Holders of Certificates evidencing not less than a majority of the aggregate Certificate Percentage Interests); provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the 2024-B Leases and 2024-B Vehicles or distributions that are required to be made for the benefit of the Securityholders, change the Interest Rate applicable to any class of Notes or the Required Reserve Amount for the 2024-B Reserve Account, without the consent of all holders of Notes then Outstanding or (ii) reduce the percentage of the Note Balance of the Notes or of the Controlling Class the consent of the Holders of which is required for any amendment to this 2024-B Servicing Supplement without the consent of all Holders of Notes or of the Controlling Class then Outstanding.

(c)          It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(d)          Promptly upon the execution of any such amendment, (i) the Servicer will send a copy of such amendment to the Indenture Trustee and the Rating Agencies and (ii) the Indenture Trustee will deliver to each Holder of a 2024-B ABS Note a copy of such amendment.

Section 8.02.  Successors and Assigns.  All covenants and agreements in the Basic Servicing Agreement, as supplemented by this 2024-B Servicing Supplement, shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns.  Any request, notice, direction, consent, waiver or other instrument or action by the parties hereto shall bind their respective successors and assigns.

Section 8.03.  Third-Party Beneficiaries.  The Issuer and the Indenture Trustee, as holder and pledgee, respectively, of the 2024-B Exchange Note, and their respective successors, permitted assigns and pledges are third-party beneficiaries of the obligations of the parties hereto and may directly enforce the performance of any such obligations hereunder.

Section 8.04.  No Petition.  Each of the Servicer and the Collateral Agent covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all Exchange Notes and all outstanding Securities, it will not institute against, or join any Person in instituting against, the Titling Trust, the Initial Beneficiary or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to the 2024-B ABS Notes, the 2024-B Exchange Note or the 2024-B Basic Documents and agrees that it will not cooperate with or encourage others to institute any such Proceeding.

Section 8.05.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)          THIS 2024-B SERVICING SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)          Each party to this 2024-B Servicing Supplement submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all Proceedings arising out of or relating to this 2024-B Servicing Supplement or the transactions contemplated by the 2024-B Basic Documents.  Each party to this 2024-B Servicing Supplement irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in such a court and any claim that any such Proceeding brought in such a court has been brought in an inconvenient forum.

Section 8.06.  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS 2024-B SERVICING SUPPLEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY 2024-B BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY 2024-B BASIC DOCUMENT.

Section 8.07.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this 2024-B Servicing Supplement or the 2024-B Servicing Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this 2024-B Servicing Supplement or the 2024-B Servicing Agreement, as applicable, and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions and terms of this 2024-B Servicing Supplement or the 2024-B Servicing Agreement.

Section 8.08.  Counterparts; Electronic Signatures.  This 2024-B Servicing Supplement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.

Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar State law based on the Uniform Electronic Transactions Act.

Section 8.09.  Table of Contents and Headings.  The Table of Contents and the various headings in this 2024-B Servicing Supplement are included for convenience only and will not affect the meaning or interpretation of any provision of this 2024-B Servicing Supplement.

Section 8.10.  Conflict with Basic Servicing Agreement.  In the event of any conflict between this 2024-B Servicing Supplement and the Basic Servicing Agreement, the terms of this 2024-B Servicing Supplement will prevail.

Section 8.11.  No Recourse.  It is expressly understood and agreed by the parties that (i) this 2024-B Servicing Supplement is executed and delivered by BNYM, not individually or personally, but solely as Titling Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Titling Trust is made and intended not as personal representations, undertakings and agreements by BNYM but is made and intended for the purpose for binding only the Titling Trust, (iii) nothing herein contained shall be construed as creating any liability on BNYM, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv)  BNYM has made no investigation as to the accuracy or completeness of any representations and warranties made by the Titling Trust herein, and (v) under no circumstances shall BNYM be personally liable for the payment of any indebtedness or expenses of the Titling Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Titling Trust under this document or any other related documents.

Section 8.12.  Each Exchange Note Separate; Assignees of Exchange Note.  Each party hereto acknowledges and agrees (and each holder or pledgee of the 2024-B Exchange Note, by virtue of its acceptance of such 2024-B Exchange Note or pledge thereof acknowledges and agrees) that (i) the Specified Interest is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to (a) the 2024-B Exchange Note or the related 2024-B Reference Pool shall be enforceable against such 2024-B Reference Pool only and not against any other Reference Pool or the Revolving Facility Pool and (b) any other Exchange Note, any other Reference Pool or the Revolving Facility Pool shall be enforceable against such other Exchange Note, other Reference Pools, or the Revolving Facility Pool only, as applicable, and not against the 2024-B Exchange Note or any 2024-B Lease or 2024-B Vehicle included in the 2024-B Reference Pool, (iii) except to the extent required by law, the leases and the related leased vehicles included in the Revolving Facility Pool or leases and the related leased vehicles included in any other Reference Pool with respect to any other Exchange Note (other than the 2024-B Exchange Note transferred hereunder which is related to the 2024-B Reference Pool) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the 2024-B Exchange Note in respect of such claim, (iv) no creditor or holder of a claim relating to (a) the 2024-B Exchange Note or the related 2024-B Reference Pool shall be entitled to maintain any action against or recover any assets allocated to any other Reference Pool, the Revolving Facility Pool or any other Exchange Note or the assets allocated thereto (except to the extent of amounts available to such Persons on a fully subordinated basis), and (b) any other Reference Pool, the Revolving Facility Pool or any other Exchange Note other than the 2024-B Exchange Note related to the 2024-B Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the 2024-B Reference Pool and (v) any purchaser, assignee or pledgee of an interest in the 2024-B Reference Pool or, the 2024-B Exchange Note, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (a) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement and (b) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of any other Exchange Note to release all claims to the assets of the Titling Trust allocated to the Revolving Facility Pool and each other Reference Pool and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Revolving Facility Pool and each other Reference Pool.

IN WITNESS WHEREOF, the parties hereto have caused this 2024-B Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Servicer

By:	/s/ Susan Sinclair
Name: Susan Sinclair
Title: Vice President

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Lender

By:	/s/ Susan Sinclair
Name: Susan Sinclair
Title: Vice President

MERCEDES-BENZ VEHICLE TRUST, as Titling Trust

By:	BNY MELLON TRUST OF DELAWARE,
not in its individual capacity but solely as Titling Trustee

By:	/s/ Dawn Plows
Name: Dawn Plows
Title: Associate

COLLATERAL TITLE CO.,
as Collateral Agent

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosa
Title: President

2024-B Servicing Supplement

EXHIBIT A

2024-B REFERENCE POOL ASSET SCHEDULE

(On file with the Collateral Agent)

A-1

EXHIBIT B

2024-B LEASE AND 2024-B VEHICLE REPRESENTATIONS AND WARRANTIES

(i)          Origination.  The 2024-B Lease is a Stand-Alone Lease that was originated (a) by a Dealer, (b) on or after January 2019, (c) pursuant to an agreement which allows for recourse to the Dealer in the event of certain defects in the 2024-B Lease (but not for a default by the related Lessee) and (d) in substantial compliance with the Credit and Collection Policy.

(ii)          Leases.  The 2024-B Lease constitutes “tangible chattel paper” or “electronic chattel paper” (or, if such terms are not separately defined in the applicable UCC, “chattel paper”) within the meaning of Section 9-102 of the UCC.

(iii)          Leased Vehicle.  The related 2024-B Vehicle is a Mercedes-Benz passenger car or sport utility vehicle that was new or had been used in the Courtesy Vehicle Program at the time of the origination of the related 2024-B Lease and is not powered by a diesel engine.

(iv)          Certificate of Title and Lienholder.  The 2024-B Vehicle was titled in a State, or the Servicer has started procedures that will result in the 2024-B Vehicle being titled, in accordance with the Titling Trust Agreement and in a manner acceptable to the related Registrar of Titles, and the Collateral Agent is or will be noted as lienholder of the 2024-B Vehicle (other than in Kansas, Maryland, Missouri, Nebraska, Nevada or South Dakota) and such lien is a perfected first priority security interest.

(v)          Lessee.  The related Lessee is a Person other than MBFS USA, any Affiliate thereof or a Governmental Authority and, at the time of origination of the 2024-B Lease, based on information provided by the Lessee, the Lessee is located in and has a billing address within a State.

(vi)        Closed-End Lease; Payment in Dollars.  The 2024-B Lease is payable solely in Dollars in the United States and is a closed-end lease that provides for equal monthly payments by the Lessee, which scheduled payments, if made when due, fully amortize to an amount equal to the Booked Residual Value of the related 2024-B Vehicle based upon the related Contract Rate.

(vii)        One Original.  There is only one original executed copy or one authoritative copy of the 2024-B Lease, as applicable.  The Servicer, or its custodian, has possession or “control” (within the meaning of Section 9-105 of the applicable UCC), as applicable, of such original or authoritative copy, which does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Titling Trust.

(viii)       Compliance with Law.  The 2024-B Lease complied in all material respects at the time it was originated and, as of the 2024-B Cutoff Date, will comply in all material respects with all requirements of federal, State and local laws.

(ix)          Enforceability.  The 2024-B Lease was fully and properly executed by the parties thereto and such 2024-B Lease represents the legal, valid and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as enforceability is subject to or limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws affecting the enforcement of creditors’ rights in general or principles of equity (whether considered in a suit at law or in equity).

(x)          Title to the Lease and Leased Vehicle.  Neither the 2024-B Lease nor the related 2024-B Vehicle has been sold, transferred, assigned, pledged or granted by any Dealer to any Person other than the Titling Trust.  The Titling Trust has good and marketable title to such 2024-B Lease and 2024-B Vehicle, free and clear of any Liens (other than Permitted Liens), participations and rights of others, including, to the knowledge of the Servicer, Liens or claims for work, labor or material relating to such 2024-B Vehicle (other than Permitted Liens).

(xi)         Lease in Full Force and Effect; No Waiver.  The 2024-B Lease is in full force and effect and not satisfied, subordinated or rescinded and no provision of the 2024-B Lease has been waived in any manner that causes or could cause such 2024-B Lease to not qualify with the other criteria set forth herein.

(xii)        No Defenses.  The 2024-B Lease is not subject to any right of rescission, cancellation, setoff, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the related Lessee to payment of the amounts due thereunder, and no such right of rescission, cancellation, set-off, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened.

(xiii)       Assignability.  The 2024-B Lease is fully assignable and does not require the consent of the related Lessee or any other Person as a condition to any transfer, sale or assignment of the rights thereunder to the Titling Trust.

(xiv)       Lease Term.  As of its origination date, the 2024-B Lease had an original Lease Term of no less than 24 months and no more than 60 months.

(xv)       Insurance.  As of the time of origination of the 2024-B Lease, the related lease agreement required the related Lessee to obtain physical damage insurance covering the related 2024-B Vehicle.

(xvi)       No Bankruptcy.  As of the 2024-B Cutoff Date, the Servicer has not received actual notice that the Lessee on any 2024-B Lease is a debtor in a bankruptcy proceeding.

(xvii)     No Extensions.  As of the 2024-B Cutoff Date, the 2024-B Lease is not subject to a current deferral and has not been extended, but may have otherwise been deferred in accordance with the Credit and Collection Policy or otherwise modified in accordance with the Credit and Collection Policy so long as such modification did not cause such 2024-B Lease to not qualify with the other criteria set forth herein.

(xviii)    Delinquencies; No Payment Default.  As of the 2024-B Cutoff Date, none of the 2024-B Leases is Delinquent by more than 30 days.  As of the 2024-B Cutoff Date, none of the 2024-B Leases is a Defaulted Lease.

(xix)      Securitization Value.  As of the 2024-B Cutoff Date, each 2024-B Lease had a Securitization Value not less than $15,000 and no more than $250,000.

(xx)        FICO Score.  As of its origination date, the Lessee under the 2024-B Lease had a FICO score of not less than 600.

(xxi)       No Allocation to Other Specified Interest.  The 2024-B Lease and the related 2024-B Vehicle allocated to the 2024-B Reference Pool has not been allocated to any Reference Pool other than the 2024-B Reference Pool.

(xxii)      Model Year.  The related 2024-B Vehicle has a model year between 2020 and 2024, inclusive.

EXHIBIT C

FORM OF MONTHLY INVESTOR REPORT

Mercedes-Benz Auto Lease Trust 2024-B
Investor Report

Collection Period Ended	DD-Mon-YYYY	Amounts in USD

Dates

Collection Period No.	#
Collection Period (from... to)	DD-Mon-YYYY	DD-Mon-YYYY
Determination Date	DD-Mon-YYYY
Record Date	DD-Mon-YYYY
Payment Date	DD-Mon-YYYY
Interest Period of the Class A-2A, A-2B, A-3 and A-4 Notes (from... to)	DD-Mon-YYYY	DD-Mon-YYYY	30/360 Actual/360	#

Summary

	Initial Balance	Beginning Balance	Ending Balance		Principal Payment	Principal per $1000 Face Amount	Note Factor
Class A-1 Notes
Class A-2A Notes
Class A-2B Notes
Class A-3 Notes
Class A-4 Notes

Total Note Balance	$	$	$	$
Overcollateralization
Total Securitization Value	$	$	$
present value of lease payments	$	$	$
present value of Base Residual Value	$	$	$

	Amount	Percentage
Initial Overcollateralization Amount	$	%
Target Overcollateralization Amount	$	%
Current Overcollateralization Amount	$	%

	Interest Rate	Interest Payment	Interest per $1000 Face Amount	Interest & Principal Payment	Interest & Principal Payment per $1000 Face Amount
Class A-1 Notes	0.00%		$		$
Class A-2A Notes	%		$		$
Class A-2B Notes	%		$		$
Class A-3 Notes	%		$		$
Class A-4 Notes	%		$		$
Total		$		$
Total		$		$

	Initial Balance	Beginning Balance	Ending Balance
Exchange Note Balance	$	$	$

2024-B Available Collections

Lease Payments Received	$
Net Sales Proceeds-early terminations (including Defaulted Leases)	$
Net Sales Proceeds-scheduled terminations	$
Excess wear and tear included in Net Sales Proceeds	$
Excess mileage included in Net Sales Proceeds	$
Repurchase Payments	$
Advances made by the Servicer	$
Investment Earnings	$
Total Available Funds	$

Distribution on the Exchange Note

(1) Total Servicing Fee and Nonrecoverable Servicer Advances	$
(2) Exchange Note Interest Distributable Amount (____%)	$
(3) Exchange Note Principal Distributable Amount	$
(4)   Any amounts by which the sum payable pursuant to Section 8.03(a)(i) through (vii) of the Indenture (or, if applicable, pursuant to Section 5.04(b)(i)through (vii) of the Indenture) exceed the sum of the Exchange Note Interest Distributable Amount and the Exchange Note Principal Distributable Amount
$
(5) Remaining Funds Payable	$
Total Distribution	$

Available Funds ABS Notes

Total Exchange Note Payments	$
Reserve Account Draw Amount	$
Total Available Funds	$

ABS Note Distributions

(1) Total Trustee Fees and any Asset Representations Reviewer fees (max $250,000 p.a.)	$
(2) Interest Distributable Amount Class A-2A, Class A-2B, Class A-3 and Class A-4 Notes	$
(3) Priority Principal Distribution Amount	$
(4) To Reserve Fund to reach the Reserve Fund Required Amount	$
(5) Regular Principal Distribution Amount	$
(6) Additional Servicing Fee and Transition Costs	$
(7) Total Trustee Fees and any Asset Representations Reviewer fees [not previously paid under (1)]	$
(8) Excess Collections to Certificateholders	$
Total Distribution

Distribution Detail

	Amount Due	Amount Paid	Shortfall
Total Servicing Fee
Total Trustee Fee

Monthly Interest Distributable Amount
thereof on Class A-2A Notes
thereof on Class A-2B Notes
thereof on Class A-3 Notes
thereof on Class A-4 Notes

Interest Carryover Shortfall Amount
thereof on Class A-2A Notes
thereof on Class A-2B Notes
thereof on Class A-3 Notes
thereof on Class A-4 Notes
Interest Distributable Amount Class A Notes

Priority Principal Distribution Amount

Regular Principal Distribution Amount

Principal Distribution Amount

Reserve Fund and Investment Earnings
Reserve Fund

Reserve Fund Required Amount

Reserve Fund Amount - Beginning Balance
plus top up Reserve Fund up to the Required Amount
plus Net Investment Earnings for the Collection Period
minus Net Investment Earnings
minus Reserve Fund Draw Amount
Reserve Fund Amount - Ending Balance

Reserve Fund Deficiency

Investment Earnings

Net Investment Earnings on the Reserve Fund
Net Investment Earnings on the Exchange Note
Collection Account
Investment Earnings for the Collection Period

Notice to Investors

Pool Statistics

Pool Data
	Amount	Number of Leases
Cutoff Date Securitization Value

Securitization Value beginning of Collection Period
Principal portion of lease payments
Terminations- Early
Terminations- Scheduled
Repurchase Payment (excluding interest)
Gross Losses
Securitization Value end of Collection Period

Pool Factor	%
	As of Cutoff Date	Current

Weighted Average Securitization Rate

Weighted Average Remaining Term (months)
Weighted Average Seasoning (months)
Aggregate Base Residual Value
Cumulative Turn-in Ratio
Proportion of base prepayment assumption realized life to date
Actual lifetime prepayment speed

Delinquency Profile

Delinquency Profile*	Amount **	Number of Leases	Percentage
Current
31-60 Days Delinquent
61-90 Days Delinquent
91-120 Days Delinquent
Total
*A lease is not considered delinquent if the amount past due is less than 10% of the payment due under such lease

**Based on the actual Securitization Value of the respective “leases"

Delinquency Trigger:
60+ Delinquent Leases to EOP Aggregate Securitization Value: ____%
Delinquency Trigger Occurred?          [Y/N]

Loss Statistics

Credit Loss	Current Amount	Cumulative Number of Leases	Amount	Number of Leases
Securitization Value of Defaulted Leases, Beg of Collection Period
Liquidation Proceeds
Recoveries

Principal Net Credit Loss / (Gain)

Net Credit Loss / (Gain) as % of Average Securitization Value (annualized):
Current Collection Period
Prior Collection Period
Second Prior Collection Period
Third Prior Collection Period

Four Month Average

Cumulative Net Credit Loss / (Gain) as % of Cutoff Date Securitization Value

Average Net Credit Loss / (Gain)

Residual Loss	Current Amount	Cumulative Number of Leases	Amount	Number of Leases
Securitization Value of Liquidated Leases, Beg of Collection Period
Sales Proceeds and Other Payments Received

Residual Loss / (Gain)

Residual Loss / (Gain) as % of Average Securitization Value (annualized):
Current Collection Period
Prior Collection Period
Second Prior Collection Period
Third Prior Collection Period

Four Month Average

Cumulative Residual Loss / (Gain) as % of Cutoff Date Securitization Value

Average Residual Loss / (Gain)

[For the first Monthly Investor Report following the Closing Date:]
The fair value of the Notes and the Certificates on the Closing Date is summarized as follows:

Class A-1 Notes $M (%), Class A-2A Notes $M (%), Class A-2B Notes $M (%), Class A-3 Notes $M (%), Class A-4 Notes $M (%), Certificates $M (%), Total $M (%).

The Depositor must retain a percentage interest in the Certificates with a fair value of at least 5% of the aggregate value of the Notes and Certificates, or $[insert dollar amount equal to 5% of the aggregate value of the Notes and Certificates], according to Regulation RR.

[Description of material differences, if any, in methodology or key inputs and assumptions.]

EXHIBIT D

FORM OF PERFORMANCE CERTIFICATION

Re:  Mercedes-Benz Auto Lease Trust 2024-B

The undersigned Servicer hereby certifies to _______ and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Issuer to be signed by an officer of the Servicer pursuant to the Sarbanes-Oxley Act of 2002:

1.          I have reviewed:

(i)          the servicer compliance statement of the Servicer provided in the form specified by Item 1123 of Regulation AB (the “Compliance Statement”);

(ii)          the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 1122 of Regulation AB (the “Servicing Assessment”);

(iii)          the registered public accounting firm’s attestation report provided in the form specified by Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”); and

(iv)          all servicing reports, officer’s certificates and other information relating to the servicing of the 2024-B Leases and 2024-B Vehicles by the Servicer during 20___ that were delivered by the Servicer to the Indenture Trustee pursuant to the Agreement (collectively, the “Servicing Information”).

2.          Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information.

3.          Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Indenture Trustee.

4.          I am responsible for reviewing the activities performed by Mercedes-Benz Financial Services USA LLC, as Servicer (the “Servicer”) under the 2024-B Servicing Supplement, dated as of September 1, 2024 (the “Agreement”), among Mercedes Benz Financial Services USA LLC, as the lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), Mercedes-Benz Vehicle Trust (the “Titling Trust”) and Collateral Title Co., as collateral agent (the “Collateral Agent”), and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects.

D-1

5.          The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer pursuant to the Agreement, have been provided to the Indenture Trustee.  Any material instances of noncompliance described in such reports have been disclosed to the Transferor.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Agreement.

Date: ____________________
MERCEDES-BENZ FINANCIAL SERVICES USA LLC

By:
Name:
Title:

D-2

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria	Applicable Servicing Criteria	Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
N/A
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.		Servicer
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A for obligor disbursements	Servicer
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Servicer
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Servicer

Reference	Criteria	Applicable Servicing Criteria	Responsible Party
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Indenture Trustee
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Servicer Indenture Trustee
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
Servicer
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		Servicer Indenture Trustee
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		Servicer Indenture Trustee
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		Servicer Indenture Trustee

Reference	Criteria	Applicable Servicing Criteria	Responsible Party
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		Servicer
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		Servicer
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		Servicer
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool assets documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
Servicer
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		Servicer
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.
Servicer
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.
Servicer
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A

Reference	Criteria	Applicable Servicing Criteria	Responsible Party
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
N/A
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

By:
Name:
Title:

APPENDIX 1

USAGE AND DEFINITIONS

USAGE

The following rules of construction and usage are applicable to this Appendix and to any agreement that incorporates this Appendix and any certificate or other document made or delivered pursuant to any such agreement:

(a)          All terms defined in this Appendix, unless otherwise defined in any agreement that incorporates this Appendix or any certificate or other document made or delivered pursuant to any such agreement, have the meanings assigned in this Appendix.

(b)          Accounting terms not defined in this Appendix or in any such agreement, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under International Financial Reporting Standards as in effect on the date of such agreement, certificate or other document.  To the extent that the definitions of accounting terms in this Appendix or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under International Financial Reporting Standards, the definitions contained in this Appendix or in any such agreement, certificate or other document will control.

(c)          References to words such as “this Agreement”, “herein”, “hereof” and the like shall refer to an agreement that incorporates this Appendix as a whole and not to any particular part, Article or Section within such agreement.  References in an agreement to “Article”, “Section”, “Exhibit”, “Schedule”, “Appendix”, “subsection” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, appendix, subsection or other subdivision of or an attachment to such agreement.  The term “or” means “and/or” and the term “including” means “including without limitation”.

(d)          The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)          Any agreement or statute defined or referred to in this Appendix or in any agreement that incorporates this Appendix, or in any other certificate or other document made or delivered pursuant to any such agreement, means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

A1-1

(f)          References to a Person are also to its permitted successors and assigns.

(g)          References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds; and the term “proceeds” has the meaning ascribed to such term in the UCC.

(h)          Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

DEFINITIONS

“2024-B ABS Notes” or “Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, in each case substantially in the form of Exhibit A to the Indenture.

“2024-B Administration Agreement” means the 2024-B Administration Agreement, dated as of September 1, 2024, among the Issuer, the Administrator and the Indenture Trustee.

“2024-B Aggregate Base Residual Value” means, as of any date, the aggregate of the Base Residual Values of the 2024-B Leases as of such date.

“2024-B Aggregate Securitization Value” means, as of any date, the aggregate of the Securitization Values of the 2024-B Leases as of such date.

“2024-B Available Collections” means, for any Payment Date and the related Collection Period, the sum of (i) all amounts distributed to the 2024-B Exchange Noteholder pursuant to Section 5.01 of the 2024-B Exchange Note Supplement and (ii) investment earnings, net of any applicable investment losses and expenses, on funds on deposit in the 2024-B Bank Accounts.

“2024-B Available Funds” means, for any Payment Date and the related Collection Period, the sum of (i) 2024-B Available Collections and (ii) the 2024-B Reserve Account Draw Amount.

“2024-B Available Funds Shortfall Amount” means, for any Payment Date and the related Collection Period, the amount, if any, by which 2024-B Available Collections is less than the amount necessary to make the distributions in clauses (i) through (iii) of Section 8.03(a) of the Indenture.

“2024-B Bank Accounts” means the 2024-B Exchange Note Collection Account, the 2024-B Distribution Account and the 2024-B Reserve Account.

“2024-B Basic Documents” means (i) the Basic Documents, (ii) the 2024-B Servicing Supplement, (iii) the 2024-B Exchange Note Supplement, (iv) the Control Agreements, (v) the First-Tier Sale Agreement, (vi) the Second-Tier Sale Agreement, (vii) the Indenture, (viii) the 2024-B Administration Agreement, (ix) the Trust Agreement and (x) the Asset Representations Review Agreement.

“2024-B Closing Date” means September 25, 2024.

A1-2

“2024-B Collateral” has the meaning specified in the Granting Clause of the Indenture.

“2024-B Collections” means, for any Payment Date and the related Collection Period, the net amount collected or received by the Servicer on or in respect of the 2024-B Leases and 2024-B Vehicles during or in respect of such Collection Period and transferred to the 2024-B Exchange Note Collection Account in respect of (i) Base Monthly Payments (including Payments Ahead when received) and any other payments under the 2024-B Leases, in each case excluding any Administrative Charges, (ii) Repurchase Payments, (iii) Net Liquidation Proceeds, (iv) Excess Mileage/Wear and Tear Fees, (v) proceeds of Dealer Recourse Rights, (vi) Pull Ahead Payments, (vii) Servicer Advances made by the Servicer and (viii) in the case of an optional termination pursuant to Section 5.01 of the 2024-B Servicing Supplement, the price specified in such Section; provided, however, that 2024-B Collections shall not include (1) any amounts received with respect to a 2024-B Lease for which a Repurchase Payment was included in the Collections for any prior Collection Period and (2) any payments received on any 2024-B Lease to the extent that the Servicer has previously made a Servicer Advance with respect to such 2024-B Lease and is entitled to reimbursement from such payment.

“2024-B Cutoff Date” means, with respect to the 2024-B Reference Pool, the close of business on July 31, 2024.

“2024-B Cutoff Date Aggregate Securitization Value” means $1,449,997,421.25, the 2024-B Aggregate Securitization Value as of the 2024-B Cutoff Date.

“2024-B Distribution Account” means the account designated as such pursuant to Section 4.01(a)(ii) of the 2024-B Servicing Supplement.

“2024-B Exchange Note” means the note, substantially in the form set forth in Exhibit A to the 2024-B Exchange Note Supplement, duly executed and authenticated in accordance with the Basic Collateral Agency Agreement and the 2024-B Exchange Note Supplement.

“2024-B Exchange Note Balance” means, as of any date, the 2024-B Exchange Note Initial Principal Balance, reduced by payments of principal made on or prior to such date on the 2024-B Exchange Note.

“2024-B Exchange Note Collection Account” means the account designated as such pursuant to Section 4.01(a)(i) of the 2024-B Servicing Supplement.

“2024-B Exchange Note Final Scheduled Payment Date” means June 17, 2030.

“2024-B Exchange Note Initial Principal Balance” means $1,377,497,550.19, which is approximately 95% of the 2024-B Cutoff Date Aggregate Securitization Value.

“2024-B Exchange Note Interest Distributable Amount” means, with respect to any Payment Date and the related 2024-B Exchange Note Interest Period, the amount equal to the sum of (i) the aggregate amount of interest accrued on the 2024-B Exchange Note Balance at the 2024-B Exchange Note Interest Rate for the related 2024-B Exchange Note Interest Period, plus (ii) the portion of the 2024-B Exchange Note Interest Distributable Amount, if any, that was not paid on any prior Payment Date plus interest on such unpaid amount, to the extent permissible by Applicable Law, at the 2024-B Exchange Note Interest Rate.

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“2024-B Exchange Note Interest Period” means, with respect to the 2024-B Exchange Note and any Payment Date, the period from and including the 15th day of the month in which the preceding Payment Date occurred (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the 2024-B Closing Date) to but excluding the 15th day of the month in which such Payment Date occurs.

“2024-B Exchange Note Interest Rate” means a fixed rate of 4.58% per annum.

“2024-B Exchange Note Issuance Date” means the 2024-B Closing Date.

“2024-B Exchange Note Principal Distributable Amount” means, with respect to any Payment Date and the related Collection Period, the amount equal to the sum of (i) the difference between (a) the 2024-B Aggregate Securitization Value as of the close of business on the last day of the immediately preceding Collection Period, less (b) the 2024-B Aggregate Securitization Value as of the close of business on the last day of the related Collection Period, plus (ii) the portion of the 2024-B Exchange Note Principal Distributable Amount, if any, that was not paid on one or more prior Payment Dates; provided, that, for each Payment Date occurring on or after the Exchange Note Final Scheduled Payment Date, the 2024-B Exchange Note Distributable Payment Amount will equal the entire outstanding 2024-B Exchange Note Balance as of such Payment Date.

“2024-B Exchange Note Purchase Date” means, with respect to the purchase of the 2024-B Exchange Note pursuant to Section 5.01 of the 2024-B Servicing Supplement, the Payment Date specified by the Servicer pursuant to such Section.

“2024-B Exchange Note Purchase Price” means an amount equal to the 2024-B Exchange Note Balance as of the 2024-B Exchange Note Purchase Date, plus accrued and unpaid interest thereon.

“2024-B Exchange Note Supplement” means the 2024-B Exchange Note Supplement to the Basic Collateral Agency Agreement, dated as of September 1, 2024, among the Borrower, the Administrative Agent, the Collateral Agent, the Lender, the Servicer and the Indenture Trustee.

“2024-B Exchange Noteholder” means initially, MBFS USA and, after giving effect to the transactions contemplated by the First-Tier Sale Agreement and the Second-Tier Sale Agreement, the Issuer.

“2024-B Lease” means a Lease identified as a “2024-B Lease” in the Schedule of 2024-B Reference Pool Assets and included in the 2024-B Reference Pool, excluding any Lease for which the Repurchase Payment has been paid by the Servicer pursuant to Section 3.05(a) of the 2024-B Servicing Supplement.

“2024-B Lease File” means, with respect to each 2024-B Lease, the related Lease File.

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“2024-B Reference Pool” means the Collateral Leases and Collateral Vehicles listed on the Schedule of 2024-B Reference Pool Assets.

“2024-B Reference Pool Servicing Fee” means, with respect to any Collection Period, (i) the product of (a) one-twelfth of 1.00% (or, with respect to the first Payment Date, one-sixth of 1.00%) and (b) the 2024-B Exchange Note Balance of the first day of such Collection Period, plus (ii) the portion, if any, of the 2024-B Reference Pool Servicing Fee for one or more prior Collection Periods that has not been paid.

“2024-B Reserve Account” means the account established pursuant to Section 4.01(a)(iii) of the 2024-B Servicing Supplement.

“2024-B Reserve Account Draw Amount” means, for any Payment Date and the related Collection Period, the lesser of (i) the amount on deposit in the 2024-B Reserve Account and (ii) the 2024-B Available Funds Shortfall Amount; provided, however, that, if on the last day of such Collection Period the Note Balance is zero, the 2024-B Reserve Account Draw Amount for that Payment Date will equal the amount on deposit in and available for withdrawal from the 2024-B Reserve Account after giving effect to all deposits to and withdrawals from the 2024-B Reserve Account on the preceding Payment Date.

“2024-B Secured Parties” means the Noteholders.

“2024-B Servicing Agreement” means the Basic Servicing Agreement, as supplemented by the 2024-B Servicing Supplement.

“2024-B Servicing Supplement” means the 2024-B Supplement to the Basic Servicing Agreement, dated as of September 1, 2024, among the Servicer, the Lender, the Titling Trust and the Collateral Agent.

“2024-B Vehicle” means the Mercedes-Benz passenger cars, sport utility vehicles and crossovers and smart automobiles allocated to the 2024-B Reference Pool.

“ABS Control Agreement” means the 2024-B Collateral Account Control Agreement, dated as of September 1, 2024, among the Issuer, the Indenture Trustee and U.S. Bank N.A., in its capacity as a securities intermediary.

“Additional Servicing Fee” means, with respect to any Payment Date and the related Collection Period, if a Successor Servicer has been appointed pursuant to the 2024-B Servicing Agreement, the amount, if any, by which (i) the compensation payable to such Successor Servicer for such Collection Period exceeds (ii) the 2024-B Reference Pool Servicing Fee for such Collection Period.

“Administrator” means MBFS USA, in its capacity as Administrator pursuant to the 2024-B Administration Agreement, and its successors in such capacity.

“ADR Organization” means the American Arbitration Association or, if the American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by the Servicer.

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“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Aggregate Scheduled Securitization Value” means, as of any date, the aggregate of the Scheduled Securitization Values of the 2024-B Leases as of such date.

“ALG Current Residual Value” means, with respect to a 2024-B Lease, the expected wholesale value of the related 2024-B Vehicle at its Maturity Date based on a residual value estimate of the JA24 edition (July/August edition) provided by J.D. Power-ALG in July 2024.

“ALG Residual Value” means, with respect to a 2024-B Lease, the expected wholesale value of a 2024-B Vehicle at its Maturity Date based on a residual value estimate provided by the J.D. Power-ALG at the time such 2024-B Lease was originated.

“Applicable Anti-Money Laundering Law” means the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Financial Crimes Enforcement Network’s (FinCEN) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions.

“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and all rules, regulations, interpretations, licenses and permits of any Governmental Authority.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of September 1, 2024, among the Issuer, the Servicer, the Administrator and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company.

“Authenticating Agent” has the meaning specified in the Indenture.

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“Authorized Officer” means (i) the “Authorized Officers” listed under the definition of the term “Authorized Officer” in Appendix A to the Collateral Agency Agreement; (ii) in the case of the Transferor, those individuals determined pursuant to Section 4.18(a) of the Transferor LLC Agreement; (iii) in the case of the Issuer or the Owner Trustee, any officer of the Owner Trustee or any agent acting pursuant to a power of attorney by the Issuer or the Owner Trustee who is authorized to act for the Issuer or the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the 2024-B Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the 2024-B Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the 2024-B Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the 2024-B Closing Date (as such list may be modified or supplemented from time to time thereafter); and (iv) in the case of the Indenture Trustee and the Note Registrar, any officer within the Corporate Trust Office of such Person, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of such Person, customarily performing functions similar to those performed by any of the above designated and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Base Residual Value” means, with respect to a 2024-B Lease, the lowest of the (i) Residual Value, (ii) the ALG Residual Value and (iii) the ALG Current Residual Value.

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator (on behalf of the Issuer) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuer) as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator (on behalf of the Issuer) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuer) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

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 (3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator (on behalf of the Issuer) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuer) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the administrator (on behalf of the Issuer) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuer) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator (on behalf of the Issuer) determines is reasonably necessary).

 “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

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(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

 (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Benefit Plan” means (i) an “employee benefit plan”, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan”, as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code or (iii) an entity whose underlying assets include “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) or any governmental, church, non‑U.S. or other plan that is subject to a Similar Law.

“Benefit Plan Investor” means (i) an “employee benefit plan”, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan”, as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code or (iii) an entity whose underlying assets include “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA).

“Book-Entry Notes” means a beneficial interest in the 2024-B ABS Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware, the State of Michigan, the State of Illinois or the State of Minnesota, are authorized by law, regulation or executive order to be closed.

“Certificate” means the Issuer’s Asset Backed Certificates issued pursuant to the Trust Agreement, substantially in the form of Exhibit B to the Trust Agreement.

“Certificate Percentage Interest” means, with respect to a Certificate, the percentage specified on such Certificate as the Certificate Percentage Interest, which percentage represents the beneficial interest of the holder of such Certificate in the Issuer.  The initial Certificate Percentage Interest held by the Depositor shall be 100%.

“Certificateholder” means the Person in whose name a Certificate is registered on the Certificate Register.

“Certification Parties” means, collectively, the Certifying Person and the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates.

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“Certifying Person” means an individual who signs the Sarbanes-Oxley Certification.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2A Notes, the Class A-2B Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively.

“Class A-1 Final Scheduled Payment Date” means October 15, 2025.

“Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

“Class A-1 Notes” means the $278,000,000 aggregate principal amount of the Issuer’s 0.00% Class A-1 Asset Backed Notes, issued pursuant to the Indenture.

“Class A-2 Final Scheduled Payment Date” means December 15, 2026.

“Class A-2 Notes” means the Class A-2A Notes and the Class A-2B Notes.

“Class A-2A Interest Rate” means 4.57% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2A Note Balance” means, as of any date, the Initial Class A-2A Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2A Notes.

“Class A-2A Notes” means the $184,500,000 aggregate principal amount of the Issuer’s 4.57% Class A-2 Asset Backed Notes, issued pursuant to the Indenture.

“Class A-2B Interest Rate” means with respect to any Payment Date, the SOFR Rate for the related Payment Date plus 0.44% per annum (computed on the basis of the actual number of days elapsed and on a 360-day year); provided, that for any Interest Period for which the sum of the SOFR Rate plus 0.44% is less than 0.00%, the Class A-2B Interest Rate shall be deemed to be 0.00%. Upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the Class A-2B Interest Rate shall be as determined by the Administrator (on behalf of the Issuer) in accordance with the terms of the Indenture.

“Class A-2B Note Balance” means, as of any date, the Initial Class A-2B Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2B Notes.

“Class A-2B Notes” means $280,000,000 aggregate principal amount of the Issuer’s SOFR Rate + 0.44% Class A-2B Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-3 Final Scheduled Payment Date” means February 15, 2028.

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“Class A-3 Interest Rate” means 4.23% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.

“Class A-3 Notes” means the $464,500,000 aggregate principal amount of the Issuer’s 4.23% Class A-3 Asset Backed Notes, issued pursuant to the Indenture.

“Class A-4 Final Scheduled Payment Date” means June 17, 2030.

“Class A-4 Interest Rate” means 4.22% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.

“Class A-4 Notes” means the $76,250,000 aggregate principal amount the Issuer’s 4.22% Class A-4 Asset Backed Notes, issued pursuant to the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Collateral Agent” means Collateral Title Co., a Delaware corporation.

“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month (or, in the case of the first Collection Period, the period from but excluding the 2024-B Cutoff Date to and including the last day of the calendar month immediately preceding the calendar month in which the first Payment Date occurs).

“Commission” means the Securities and Exchange Commission.

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1) the applicable compounded average of SOFR for the Corresponding Tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

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The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“Control Agreements” means the ABS Control Agreement and the Titling Trust Control Agreement.

“Controlling Party” shall mean a senior or executive officer or senior manager or any other individual who regularly performs similar functions; including any individual who performs such function indirectly through a Person that beneficially owns or controls the Certificateholder or Administrator or other instructing party hereunder.

“Corporate Trust Office” means, with respect to

(i)          the Indenture Trustee and, for so long as the Indenture Trustee is the Note Registrar, the Note Registrar, the office of the Indenture Trustee at which its corporate trust business is administered, which on the 2024-B Closing Date is located at:

U.S. Bank Trust Company, National Association
190 S. LaSalle Street, Seventh Floor
Chicago, Illinois  60603
Attention: Structured Finance/MBALT 2024-B
E-mail: melissa.rosal@usbank.com and juan.hernandez3@usbank.com
Telephone:  (312) 332-7496

or at such other address as each party may designate by notice to the Borrower, the Servicer and each Noteholder; and

(ii)          the Owner Trustee, the office of the Owner Trustee at which its corporate trust business is administered, which on the 2024-B Closing Date is located at:

Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention:  Corporate Trust Administration
E-mail: acooper2@wilmingtontrust.com
Telephone:  (212) 350-5059

or at such other address as the Owner Trustee may designate by notice to the Indenture Trustee and the Transferor, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Indenture Trustee and the Transferor.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

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“Courtesy Vehicle Program” means a program in which new Mercedes-Benz passenger car or sport utility vehicles are used by dealers for loaner, demonstration or similar purposes for a limited period and under 10,000 miles.

“Daimler Trust” means Daimler Trust, a Delaware statutory trust, for which Mercedes-Benz Vehicle Trust is successor by merger pursuant to the Titling Trust Merger Documents.

“Default” means any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Defaulted Lease” means any Lease with respect to which, at any time prior to its Maturity Date, (i) an amount equal to 10% or more of any related Base Monthly Payment remains unpaid for 120 days or more from the related Payment Due Date, (ii) such Lease has been identified by the Servicer as uncollectible, (iii) the related Vehicle has been repossessed and the related Lease has been terminated, (iv) such Lease has been written off by the Servicer in accordance with the Credit and Collection Policy for writing off lease contracts for leased vehicles other than with respect to repossessions or (v) in respect of which the Servicer’s records, in accordance with the Credit and Collection Policy, indicate that all Insurance Proceeds expected to be received have been received following a casualty or other loss with respect to the related Vehicle.

“Definitive Note” means a definitive fully registered Note.

“Delaware Secretary of State” means the Secretary of State of the State of Delaware.

“Delaware Statutory Trust Act” means The Delaware Statutory Trust Act, 12 Del. C. §3801 et seq.

“Delinquency Trigger” means, for any Collection Period, that the aggregate Securitization Value of Leases in the 2024-B Reference Pool that are more than 60 days Delinquent (excluding Defaulted Lease and Liquidated Leases) as a percentage of the 2024-B Aggregate Securitization Value as of the last day of the Collection Period exceeds 5.684%.

“Delinquent” means a Lease on which 10% or more of a scheduled payment required to be paid by the Lessee is more than two days past due.

“Depository Agreement” means the agreement between the Issuer and DTC, as the initial Clearing Agency, dated as of the 2024-B Closing Date.

“Determination Date” means, with respect to any Collection Period, two Business Days before the related Payment Date.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

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“Eligible Account” means a trust account (1) maintained with a depository institution or trust company (a)(i) the short-term unsecured debt obligations of which are rated (or such depository institution or trust company has an issuer rating) in the highest short-term rating category (excluding any “+” signs associated with such rating) by each Rating Agency or (ii) having corporate trust powers and a long-term unsecured debt rating that is rated “investment grade” by (or such depository institution or trust company has an issuer rating of at least “investment grade” from) each Rating Agency (including a rating of, if Fitch is a Rating Agency, at least “A” by Fitch) and (b) which is maintained in a segregated trust account in the corporate trust department of such depository institution or trust company or (2) maintained with the Securities Intermediary or an Affiliate (so long as the Securities Intermediary or such Affiliate continues to meet the requirements set forth in Section 6.11 of the Indenture).

“Eligible State” means, with respect to the Titling Trust, any State in which the Titling Trust is, if and to the extent required by Applicable Law, qualified, authorized and licensed to hold title or other evidence of the interest in leased vehicles.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934 and any regulations promulgated thereunder.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K or Form 10-K required to be filed by the Transferor with respect to the Issuer under the Exchange Act.

“Exchange Note Supplement” means the 2024-B Exchange Note Supplement.

“FICO®” means Fair Isaac & Co.

“Final Scheduled Payment Date” means with respect to (i) the Class A‑1 Notes, the Class A‑1 Final Scheduled Payment Date, (ii) the Class A‑2 Notes, the Class A‑2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date and (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” shall mean the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the FRBNY’s website.

“First-Tier Assets” has the meaning specified in Section 2.01(a) of the First-Tier Sale Agreement.

“First-Tier Sale Agreement” means the First-Tier Sale Agreement, dated as of September 1, 2024, between MBFS USA, as seller, and the Transferor, as purchaser.

“Fitch” means Fitch Ratings, Inc.

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“Force Majeure” means any delay or failure in performance caused by acts beyond either the Issuer’s or the Servicer’s reasonable control, including acts of God, war, vandalism, sabotage, accidents, fires, floods, strikes, epidemics, pandemics, labor disputes, mechanical breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of subcontractors, interruption of utility services, acts of any unit of government or governmental agency, or any similar cause.

“Form 10-D Disclosure Item” means, with respect to any Person, any event specified in Part II of Schedule B to the 2024-B Exchange Note Supplement for which such Person is the responsible party, if such Person or in the case of the Owner Trustee or Indenture Trustee, a Responsible Officer of such Person, has actual knowledge of such event.

“Form 10-K Disclosure Item” means, with respect to any Person, (i) any Form 10-D Disclosure Item and (ii) any additional items specified in Part III of Schedule B to the 2024-B Exchange Note Supplement for which such Person is the responsible party, or if such Person is the Indenture Trustee or the Owner Trustee, a Responsible Officer of such Person has actual knowledge of such event.

“Governmental Authority” means the United States, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off or recoupment against, and to deposit, set over and confirm pursuant to any 2024-B Basic Document.  A Grant of the 2024-B Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the 2024-B Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Indenture” means the Indenture, dated as of September 1, 2024, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank Trust Co., in its capacity as indenture trustee under the Indenture, and its successors in such capacity.

“Independent” means, with respect to any Person, that such Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Transferor, the Servicer and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor, the Servicer or any of their respective Affiliates and (iii) is not connected with the Issuer, any such other obligor, the Transferor, the Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or individual or entity performing similar functions.

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“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and acceptable to the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and the signer is Independent within the meaning thereof.

“Initial Beneficiary” means Mercedes-Benz Trust Holdings LLC, a Delaware limited liability company.

“Initial Class A-1 Note Balance” means $278,000,000.

“Initial Class A-2A Note Balance” means $184,500,000.

“Initial Class A-2B Note Balance” means $280,000,000.

“Initial Class A-3 Note Balance” means $464,500,000.

“Initial Class A-4 Note Balance” means $76,250,000.

“Initial Note Balance” means, as the context may require, with respect to (i) all of the Notes, $1,283,250,000 or (ii) any Note, an amount equal to the Initial Class A-1 Note Balance, the Initial Class A-2A Note Balance, the Initial Class A-2B Note Balance, the Initial Class A-3 Note Balance or the Initial Class A-4 Note Balance, as the case may be.

“Insolvency Event” means, with respect to any Person, (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition in bankruptcy; (iii) being adjudged as bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency Proceeding; (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Laws; (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (viii) below; (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such Person or of all or any substantial part of the assets of such Person; (vii) the failure by such Person generally to pay its debts as such debts become due; (viii) the failure to obtain dismissal within 90 days of the commencement of any Proceeding against such Person seeking (a) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or (b) the appointment of a trustee, liquidator, receiver or similar official, in each case of such Person or of such Person’s assets or any substantial portion thereof; and (ix) the taking of action by such Person in furtherance of any of the foregoing.  The foregoing definition of “Insolvency Event” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Delaware Limited Liability Company Act.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

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“Interest Distributable Amount” means, with respect to the interest-bearing 2024-B ABS Notes and any Payment Date and the related Interest Period, the sum of:

(i)          the portion of the Interest Distributable Amount with respect to the immediately preceding Payment Date that was not paid on such date; plus

(ii)          the product of (1) the Note Balance for the related Class as of the first day of such Interest Period, times (2) the Interest Rate for such Class for such Interest Period, times (3) a fraction, (A) the numerator of which is (x) in the case of the Class A-2A Notes, the Class A-3 Notes and the Class A-4 Notes, 30 (or, in the case of the first Payment Date, 22) and (y) in the case of the Class A-2B Notes, the actual number of days elapsed during the applicable Interest Period for such Class and (B) the denominator of which is 360.

“Interest Period” means, with respect to the interest-bearing 2024-B ABS Notes, with respect to any Payment Date, and (i) the Class A-2B Notes, the period from, and including, the prior Payment Date (or from, and including, the Closing Date with respect to the first Payment Date) to, but excluding, the current Payment Date and (ii) the Class A-2A Notes, the Class A-3 Notes and the Class A-4 Notes, the period from and including the 15th day of the month in which the preceding Payment Date occurred (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the 2024-B Closing Date) to but excluding the 15th day of the month in which such Payment Date occurs.

“Interest Rate” means the Class A-2A Interest Rate, the Class A-2B Interest Rate, the Class A-3 Interest Rate and the Class A-4 Interest Rate, as applicable.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer” means Mercedes-Benz Auto Lease Trust 2024-B, a Delaware statutory trust.

“Issuer Basic Documents” means the 2024-B Basic Documents to which the Issuer is a party.

“Issuer Obligations” means all amounts and obligations which the Issuer may at any time owe under the 2024-B Basic Documents, including to the Indenture Trustee for the benefit of the Noteholders under the Indenture or the other 2024-B Basic Documents.

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“Issuer Order” and “Issuer Request” means a written order of or request by the Issuer, signed by an Authorized Officer and delivered to the Indenture Trustee.

“Item 1119 Party” means the Transferor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and any other material transaction party, as identified in Schedule A to the 2024-B Exchange Note Supplement.

“Liquidated Lease” means, with respect to any Collection Period, a Lease (i) in respect of which the related Leased Vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of such Lease or (ii) that terminated more than 120 days prior to the end of such Collection Period and the related Leased Vehicle has not been sold or otherwise disposed of by the Servicer as of the end of such Collection Period.

“Majority Noteholders” means, as of any date, the Holders of at least 51% of the Outstanding Amount of (i) the 2024-B ABS Notes or (ii) any Class of Notes, as indicated by the context.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC.

“Monthly Investor Report” means, with respect to any Collection Period and the related Payment Date, a servicing report setting forth 2024-B Collections and certain other information regarding the 2024-B Reference Pool received during or in respect of such Collection Period and the payments due on such Payment Date with respect to the 2024-B Exchange Note and the 2024-B ABS Notes, in substantially the form of Exhibit C to the 2024-B Servicing Supplement.

“Monthly Remittance Condition” means that (i) MBFS USA is the Servicer and is a direct or indirect wholly owned subsidiary of Mercedes-Benz Group AG, (ii) there exists no Servicer Event of Default and (iii) Mercedes-Benz Group AG’s and MBFS USA’s short-term unsecured debt is rated in the highest short-term rating category (excluding any “+” signs associated with such rating) by each Rating Agency.

“Note Balance” means, as of any date, the sum of the Class A-1 Note Balance, the Class A-2A Note Balance, the Class A-2B Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance.

“Note Factor” means, with respect to each Class of 2024-B ABS Notes on any Payment Date, the four or more digit decimal equivalent of a fraction the numerator of which is the Outstanding Amount of such Class of 2024-B ABS Notes on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the Initial Class A-1 Note Balance, the Initial Class A-2A Note Balance, the Initial Class A-2B Note Balance, the Initial Class A-3 Note Balance or the Initial Class A-4 Note Balance, as applicable.

“Note Owner” means, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

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“Note Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the 2024-B Distribution Account, including payments of principal of or interest on the 2024-B ABS Notes on behalf of the Issuer.

“Note Redemption Price” means, an amount equal to the sum of (i) the Note Balance as of the Redemption Date, (ii) the Interest Distributable Amount payable on the Payment Date on which the redemption occurs and (iii) all Issuer Obligations.

“Note Register” and “Note Registrar” have the meanings specified in Section 2.05(a) of the Indenture.

“Noteholder” or “Holder” means, as of any date, the Person in whose name a 2024-B ABS Note is registered on the Note Register on the applicable Record Date.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Officer’s Certificate” means, with respect to (i) the Servicer, the Transferor or the Administrator, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or the controller of the Servicer, the Transferor or the Administrator, as the case may be, and (ii) the Issuer or the Owner Trustee, a certificate signed by any Authorized Officer of the Issuer or the Owner Trustee, under the circumstances described in, and otherwise complying with, Section 11.01 of the Indenture, and delivered to the Indenture Trustee.  Unless otherwise specified by the context, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of the Issuer.

“Opinion of Counsel” means a written opinion of counsel who may, except as otherwise provided in the 2024-B Basic Documents, be employees of or counsel to the Issuer, either Trustee, the Servicer, the Asset Representations Reviewer or any of their respective Affiliates and, in the case of an opinion of counsel to be delivered to a party to the 2024-B Basic Documents or another entity (i) is delivered by counsel reasonably acceptable to the related recipient and (ii) is addressed to the related recipient.

“Outstanding” means, as of any date, all 2024-B ABS Notes authenticated and delivered under the Indenture on or before such date except:

(i)          2024-B ABS Notes that have been cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)          2024-B ABS Notes to the extent an amount necessary to pay all or such portion of such 2024-B ABS Notes has been deposited with the Indenture Trustee or any Note Paying Agent in trust for the Noteholders of such 2024-B ABS Notes on or before such date; provided that if such 2024-B ABS Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee; and

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(iii)          2024-B ABS Notes in exchange for or in lieu of which other 2024-B ABS Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that a Protected Purchaser holds any such 2024-B ABS Notes;

provided that in determining whether (a) the Noteholders of 2024-B ABS Notes evidencing the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, or waiver under any 2024-B Basic Document, 2024-B ABS Notes owned by the Issuer, the Transferor, the Servicer or any of their respective Affiliates will be disregarded and deemed not to be Outstanding and (b) the Indenture Trustee is protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only 2024-B ABS Notes that an Authorized Officer of the Indenture Trustee knows to be so owned will be disregarded and deemed not to be Outstanding; provided, further, that, notwithstanding the foregoing, Notes owned by the Issuer, the Transferor, the Servicer or any of their respective Affiliates will be treated as Outstanding if no other Notes remain Outstanding.

“Outstanding Amount” means, as of any date, the Note Balance of all Outstanding 2024-B ABS Notes.

“Outstanding Balance” means, with respect to a 2024-B Lease, the Securitization Value of such 2024-B Lease as of the 2024-B Cutoff Date less the principal portion of all payments made in respect of such 2024-B Lease since the 2024-B Cutoff Date.

“Owner Trustee” means Wilmington Trust, solely in its capacity as owner trustee under the Trust Agreement and not in its individual capacity, and any successor in such capacity.

“Paying Agent” means the Indenture Trustee or any other Person appointed as such pursuant to Section 3.11 of the Trust Agreement.

“Payment Date” means, with respect to the 2024-B Exchange Note and the 2024-B ABS Notes, the 15th day of each calendar month, or, if such day is not a Business Day, the next Business Day, beginning October 15, 2024.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Performance Certification” means each certification delivered to the Certifying Person pursuant to Article Seven of the 2024-B Exchange Note Supplement.

“Permitted Investments” means, with respect to any 2024-B Bank Account, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the Deposit Date relating to the next Payment Date that evidence:

(i)          direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

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(ii)          demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (a) incorporated under the laws of the United States, any State or any United States branch of a foreign bank, (b) subject to supervision and examination by federal or State banking or depository institution authorities and (c) at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of which have the Required Rating (or has a short term issuer rating that satisfies the Required Rating);

(iii)          commercial paper, including asset-backed commercial paper, having, at the time of the investment or contractual commitment to invest therein, the Required Rating;

(iv)          investments in money market funds having a rating from each Rating Agency in the highest rating category granted thereby (or, if Fitch is a Rating Agency and if not rated by Fitch, from at least one Rating Agency and one other nationally recognized rating organization that rates such investment where the rating addresses the dual objective of preservation of capital and timely liquidity); and

(v)          repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and having the Required Rating.

Notwithstanding the foregoing, (a) except as otherwise provided in the 2024-B Servicing Supplement, each of the foregoing obligations, instruments and securities shall mature no later than the Business Day immediately preceding the date on which such funds are required to be available for application pursuant to any related 2024-B Basic Document (other than in the case of the investment of monies in obligations, instruments or securities of which the entity at which the related 2024-B Bank Account is located is the obligor, which may mature on such date), and shall be held to such maturity, (b) no Permitted Investment may be purchased at a premium and (c) no obligation or security may be a Permitted Investment unless (1) the Titling Trustee has Control over such obligation or security and (2) at the time such obligation or security was delivered to the Titling Trustee or the Titling Trustee or the Security Trustee became the related Entitlement Holder, such entity did not have notice of any adverse claim with respect thereto within the meaning of Section 8-105 of the UCC.

“Personally Identifiable Information” or “PII” has the meaning set forth in the Asset Representations Review Agreement.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

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“Principal Distribution Amount” means, for any Payment Date, to the extent of funds available for payment, the sum of the Priority Principal Distribution Amount and the Regular Principal Distribution Amount, not to exceed the outstanding Note Balance.

“Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to (i) the Outstanding Amount of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date) or, in the case of the first Payment Date, the Initial Note Balance, minus (ii) the 2024-B Aggregate Securitization Value at the end of the related Collection Period; provided, however, that the Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any Class of the Notes will not be less than the amount that is necessary to reduce the Note Balance of that Class of Notes to zero.

“Provided Information” means, with respect to (i) the Indenture Trustee, the Servicing Criteria Assessment provided under Section 7.05 of the 2024-B Exchange Note Supplement by or on behalf of the Indenture Trustee, and (ii) the Servicer, the information provided pursuant to Sections 6.03 and 6.04 of the 2024-B Servicing Supplement by or on behalf of the Servicer.

“Rating Agency” means each of Standard & Poor’s and Fitch; provided, however, that if either of Standard & Poor’s or Fitch ceases to exist, Rating Agency shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Issuer to replace such Person, written notice of which designation shall have been given to the Transferor, the Servicer and the Trustees.

“Rating Agency Condition” means, with respect to any action, and each Rating Agency, either (i) written confirmation by that Rating Agency that such action will not cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes or (ii) that such Rating Agency has been given at least ten days’ prior written notice of such action and such Rating Agency has not issued any written notice that such action would cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes.

“Reallocation Request” means a request by a Requesting Party to the Servicer to purchase and reallocate a 2024-B Lease and related 2024-B Vehicle due to an alleged breach of a representation and warranty set forth in Section 3.03 of the Servicing Supplement.

“Record Date” means, with respect to a Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date; provided, however, that if Definitive Notes have been issued pursuant to the Indenture, Record Date shall mean, with respect to the 2024-B ABS Notes and any Payment Date or Redemption Date, the last day of the preceding Collection Period.

“Redemption Date” means, with respect to the redemption of the 2024-B ABS Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Servicer pursuant to such Section.

“Reference Time” shall mean, if the Benchmark is not SOFR, the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes.

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“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

“Registered Pledgee” means, with respect to the 2024-B Exchange Note, the Person listed in the Exchange Note Register as the registered pledgee of the 2024-B Exchange Note.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to (i) the excess, if any, of (a) the Outstanding Amount of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date) or, in the case of the first Payment Date, the Initial Note Balance, minus (b) the 2024-B Aggregate Securitization Value as of the last day of the related Collection Period minus the Target Overcollateralization Amount minus (ii) the Priority Principal Distribution Amount, if any, with respect to such Payment Date.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, subject to such clarification and interpretation as has been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation RR” means Regulation RR under the Exchange Act.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Reportable Event” means any event required to be reported on Form 8-K, including each event specified on Part IV of Schedule B of the 2024-B Exchange Note Supplement (i) for which such Person is the responsible party and (ii) of which such Person (or in the case of the Indenture Trustee, as Responsible Officer of such Person) has actual knowledge.

“Representatives” means MUFG Securities Americas Inc., BNP Paribas Securities Corp. and Citigroup Global Markets Inc., each in its capacity as representative of the underwriters named in the Underwriting Agreement.

“Repurchase Payment” means, with respect to a 2024-B Lease and the related 2024-B Vehicle required to be purchased by the Servicer pursuant to Section 3.05(a) of the 2024-B Servicing Supplement, the Outstanding Balance of such 2024-B Lease plus any accrued but unpaid interest thereon.

“Requesting Party” means the Issuer, the Owner Trustee, the Indenture Trustee (acting at the direction of the Noteholders or Note Owners in accordance with Section 3.11(a) of the 2024-B Servicing Supplement), any Noteholder or a Note Owner who provides to the requested party a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note, in each case reasonably satisfactory to the requested party.

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“Required Rating” means, with respect to any entity, that the short-term credit rating or the short-term issuer rating of such entity is rated “F1” by Fitch and “A-1” by Standard & Poor’s.

“Required Reserve Amount” means, (i) $3,624,993.55 (i.e., 0.25% of the 2024-B Cutoff Date Aggregate Securitization Value) or (ii) on any Payment Date occurring on or after the date on which the Outstanding Amount of the Notes has been reduced to zero, zero; provided that the Required Reserve Amount may not be greater than the Note Balance of the Notes.

“Reserve Initial Deposit” means, with respect to the 2024-B Reserve Account, $3,624,993.55 (i.e., an amount equal to 0.25% of the 2024-B Cutoff Date Aggregate Securitization Value).

“Responsible Officer” means any officer of the Indenture Trustee within the Corporate Trust Office, including any Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture.

“Review” has the meaning stated in the Asset Representations Review Agreement.

“Review Assets” has the meaning stated in the Asset Representations Review Agreement and Section 3.10(c) of the Servicing Supplement.

“Review Notice” has the meaning stated in the Asset Representations Review Agreement.

“Review Report” has the meaning stated in the Asset Representations Review Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Sarbanes-Oxley Certification” means the certification concerning the Issuer, to be signed by an officer of the Servicer or the Transferor and submitted to the Commission pursuant to the Sarbanes-Oxley Act.

“Schedule of 2024-B Reference Pool Assets” means the Schedule of 2024-B Reference Pool Assets appearing as Exhibit B to the 2024-B Exchange Note Supplement and Exhibit A to the 2024-B Servicing Supplement.

“Scheduled Securitization Value” means, with respect to any 2024-B Lease and any Collection Period:

(i)          if such 2024-B Lease is not covered by clauses (ii) and (iii) below, as of the close of business on the last day of such Collection Period, the sum of the present values of (a) all scheduled remaining Base Monthly Payments due under that 2024-B Lease and (b) the Base Residual Value, in each case discounted by using the related Securitization Rate;

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(ii)          if such 2024-B Lease became a Defaulted Lease during or prior to such Collection Period, zero; and

(iii)          if such 2024-B Lease became a Liquidated Lease, Extended Lease or a 2024-B Lease purchased by the Servicer pursuant to Section 3.05(a) of the 2024-B Servicing Supplement prior to such Collection Period, zero.

“Second-Tier Assets” has the meaning specified in Section 2.01(a) of the Second-Tier Sale Agreement.

“Second-Tier Sale Agreement” means the Second-Tier Sale Agreement, dated as of September 1, 2024, between the Transferor, as seller, and the Issuer, as purchaser.

“Securities” means the 2024-B ABS Notes and the Certificates.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. 77a et seq., and any regulations promulgated thereunder.

“Securities Intermediary” has the meaning specified in Section 1.01 of the ABS Control Agreement.

“Securitization Rate” means, for any 2024-B Lease and the related 2024-B Vehicle, the greater of (i) the Contract Rate set forth in the related lease agreement and (ii) 10.95%.

“Securitization Transaction” means any transaction involving a sale or other transfer of Leases and Leased Vehicles directly or indirectly to an issuing entity in connection with the issuance of publicly offered or privately placed rated or unrated asset-backed securities.

“Securitization Value” means, with respect to any 2024-B Lease:

(i)          for each 2024-B Lease as of the 2024-B Cutoff Date, the sum of the present values of (a) all remaining Base Monthly Payments due under that 2024-B Lease and (b) the Base Residual Value, in each case discounted by using the related Securitization Rate;

(ii)          for each 2024-B Lease that was not or did not become a Defaulted Lease or a Liquidated Lease as of the last day of any Collection Period, the Securitization Value of such 2024-B Lease as of the 2024-B Cutoff Date, less the principal portion of all payments made in respect of such 2024-B Lease since the 2024-B Cutoff Date;

(iii)          for which the related 2024-B Vehicle was repurchased by the Servicer during or prior to the Collection Period before its Maturity Date occurred, zero; and

(iv)          that became a Liquidated Lease or a Defaulted Lease during or prior to the Collection Period before its Maturity Date occurred, zero.

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“Securityholder” means any Noteholder or Certificateholder, as applicable.

“Servicer Event of Default” means any of the Exchange Note Servicer Events of Default set forth in Section 7.01(a) of the 2024-B Servicing Supplement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Criteria Assessment” means a report of the Indenture Trustee’s assessment of compliance with the Servicing Criteria pursuant to Section 7.05 of the 2024-B Exchange Note Supplement during the immediately preceding calendar year, as set forth under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

“Servicing Supplement” means the 2024-B Servicing Supplement.

“Similar Law” means any federal, State or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Code.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark, (or a successor administrator) on the FRBNY’s Website.

“SOFR Adjustment Conforming Changes” shall mean, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuer) decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator (on behalf of the Issuer) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuer) determines that no market practice exists, in such other manner as the Administrator (on behalf of the Issuer) determines is reasonably necessary).

“SOFR Adjustment Date” shall mean the second U.S. Government Securities Business Day before the first day of such Interest Period.

“SOFR Determination Time” means 3:00 p.m. (New York time) on the U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website.

“SOFR Rate” shall mean the rate that will be obtained by the Note Paying Agent for each Interest Period on the SOFR Adjustment Date as of the SOFR Determination Time (or, if the Benchmark is not the SOFR Rate, the Reference Time) and, except as provided in the Indenture following a determination by the Administrator (on behalf of the Issuer) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2B Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the Administrator (on behalf of the Issuer) will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.

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“Standard & Poor’s” means S&P Global Ratings.

“Successor Servicer” means any entity appointed as a successor to the Servicer pursuant the 2024-B Servicing Agreement.

“Target Overcollateralization Amount” means, with respect to any Payment Date, 13.00% of the 2024-B Cutoff Date Aggregate Securitization Value.

“Test Fail” has the meaning stated in the Asset Representations Review Agreement.

“Titling Trust” means Mercedes-Benz Vehicle Trust, a Delaware statutory trust, established pursuant to the Titling Trust Agreement.

 “Titling Trust Administrator” means MBFS USA, in its capacity as Titling Trust Administrator under the Titling Trust Agreement.

“Titling Trust Agreement” means the amended and restated titling trust agreement, dated as of January 31, 2023, among the Titling Trust Administrator, the Initial Beneficiary and the Titling Trustee.

“Titling Trust Control Agreement” means the Titling Trust Account Control Agreement, dated as of September 1, 2024, among the Titling Trust, the Indenture Trustee and U.S. Bank N.A., as securities intermediary.

“Titling Trust Merger Date” means January 31, 2023.

“Titling Trust Merger Documents” means (i) the Merger Agreement, dated as of January 31, 2023, among Daimler Trust, as target trust, Mercedes-Benz Vehicle Trust, as surviving trust, the Titling Trustee and the Initial Beneficiary and (ii) the Assumption Agreement of Mercedes-Benz Vehicle Trust, dated as of January 31, 2023, among Mercedes-Benz Vehicle Trust, the Initial Beneficiary and MBFS USA.

“Titling Trustee” means BNY Mellon Trust of Delaware, in its capacity as trustee under the Titling Trust Agreement.

“Transferor” means Mercedes-Benz Trust Leasing LLC, a Delaware limited liability company.

“Transition Costs” means the reasonable costs and expenses (including reasonable attorneys’ fees but excluding overhead) incurred or payable by the Successor Servicer in connection with the transfer of servicing (whether due to termination, resignation or otherwise), including allowable compensation of employees and overhead costs incurred or payable in connection with the transfer of the Lease Files or any amendment to the 2024-B Servicing Agreement required in connection with the transfer of servicing.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of September 1, 2024, between the Transferor and the Owner Trustee.

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“Trust Estate” has the meaning specified in the Indenture.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided in the Indenture.

“Trustees” means the Indenture Trustee and the Owner Trustee.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underwriting Agreement” means the Underwriting Agreement, dated September 17, 2024, among the Transferor, MBFS USA and the Representatives.

“United States” or “U.S.” means the United States of America.

“U.S. Bank” means collectively, U.S. Bank N.A. and U.S. Bank Trust Co.

“U.S. Bank N.A.” means U.S. Bank National Association, and its successors.

“U.S. Bank Trust Co.” means U.S. Bank Trust Company, National Association, and its successors.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Wilmington Trust” means Wilmington Trust, National Association.

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